                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              ArvinMeritor, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                          [ArvinMeritor Logo]

                                          LETTER TO
                                          SHAREOWNERS
                                          NOTICE OF 2005
                                          ANNUAL MEETING
                                          AND
                                          PROXY STATEMENT

[ArvinMeritor Logo]

January 5, 2005

Dear Shareowner:

You are cordially invited to attend the 2005 annual meeting of shareowners of ArvinMeritor, Inc.

The meeting will be held at ArvinMeritor's World Headquarters in Troy, Michigan, on Wednesday, February 16, 2005, at 2 p.m. At the meeting there will be a current report on the activities of the Company followed by discussion and action on the matters described in the Proxy Statement. Shareowners will have an opportunity to comment on or to inquire about the affairs of the Company that may be of interest to shareowners generally.

If you plan to attend the meeting, please mark the box on your proxy card or indicate your intention to attend when voting by telephone or Internet, and an admittance card will be forwarded to you promptly.

We hope that as many shareowners as can conveniently attend will do so.

Sincerely yours,

/s/ Charles g. McClure Jr.

Charles G. McClure, Jr.
Chairman of the Board,
Chief Executive Officer
and President

                               ARVINMERITOR, INC.
                              2135 WEST MAPLE ROAD
                           TROY, MICHIGAN 48084-7186

                  NOTICE OF 2005 ANNUAL MEETING OF SHAREOWNERS

TO THE SHAREOWNERS OF ARVINMERITOR, INC.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareowners of ArvinMeritor, Inc. (the "Company") will be held at the Company's World Headquarters at 2135 West Maple Road, Troy, Michigan 48084, on Wednesday, February 16, 2005, at 2 p.m. (Eastern Standard Time) for the following purposes:

     (1)(a) to elect five members of the Board of Directors of the Company with terms expiring at the Annual Meeting in 2008;

        (b) to elect one member of the Board of Directors of the Company with a term expiring at the Annual Meeting in 2006;

     (2) to consider and vote upon a proposal to approve the selection by the Audit Committee of the Board of Directors of the firm of Deloitte & Touche LLP as auditors of the Company;

     (3) to consider and vote upon a proposal to approve amendments to the 1997 Long-Term Incentives Plan to enable certain awards to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)");

     (4) to consider and vote upon a proposal to approve amendments to the Incentive Compensation Plan to enable certain awards to qualify under
           Section 162(m); and

     (5) to transact such other business as may properly come before the meeting.

Only shareowners of record at the close of business on December 10, 2004 will be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors.

/s/ Bonnie Wilkinson
Bonnie Wilkinson
Secretary

January 5, 2005

NOTE: THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE ACCOMPANYING PROXY. A RETURN ENVELOPE IS ENCLOSED.

                                PROXY STATEMENT

     The 2005 Annual Meeting of Shareowners of ArvinMeritor, Inc. (the "Company" or "ArvinMeritor") will be held on February 16, 2005, for the purposes set forth in the accompanying Notice of 2005 Annual Meeting of Shareowners. The Board of Directors of ArvinMeritor is soliciting proxies to be used at the Annual Meeting and any adjournment, and is furnishing this statement and the accompanying proxy in connection with its solicitation. We are first sending this statement and the proxy to shareowners on or about January 5, 2005.

     Shareowners of record may vote by (a) executing and returning a proxy in the accompanying form; (b) calling a toll-free telephone number; or (c) voting via the Internet. Specific instructions for telephone and Internet voting are included on the enclosed proxy card. If you vote by telephone or Internet, it is not necessary to return a proxy card. If you properly give a proxy (including a written proxy or a proxy via telephone or Internet), your shares will be voted as you specify in the proxy. If no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke your proxy prior to its exercise by delivering written notice of revocation to the Secretary of the Company, by giving a valid, later dated proxy, by voting via telephone or Internet at a later date than the date of the proxy, or by attending the meeting and voting in person.

     If your shares are held in "street name" by a bank, broker or other nominee holder on your behalf, you must follow the directions that you receive from your bank, broker or other nominee holder in order to direct the vote or change the vote of your shares. If you wish to vote in person at the meeting, you must obtain a legal proxy from the nominee holding your ArvinMeritor shares.

     Our policy is to keep confidential proxy cards, ballots and voting tabulations that identify individual shareowners. However, exceptions to this policy may be necessary in some instances to comply with legal requirements and, in the case of any contested proxy solicitation, to verify the validity of proxies presented by any person and the results of the voting. Inspectors of election and any employees associated with processing proxy cards or ballots and tabulating the vote must acknowledge their responsibility to comply with this policy of confidentiality.

VOTING SECURITIES

     Only shareowners of record at the close of business on December 10, 2004 are entitled to receive notice of, and to vote at, the meeting. On December 10, 2004, we had outstanding 69,993,660 shares of Common Stock, par value $1 per share, of ArvinMeritor ("Common Stock"). Each holder of Common Stock is entitled to one vote for each share held.

     As of December 10, 2004, T. Rowe Price Trust Company, as directed trustee under the ArvinMeritor savings plans for its participating employees, and Wells Fargo Bank, N.A., as trustee under the savings plans for participating employees of Rockwell Automation, Inc. (formerly Rockwell International Corporation, and referred to in this proxy statement as "Rockwell"), owned the following shares of Company Common Stock:

                                                                       PERCENT OF OUTSTANDING
NAME AND ADDRESS                                   NUMBER OF SHARES         COMMON STOCK
----------------                                   ----------------    ----------------------
T. Rowe Price Trust Company......................     4,460,042                 6.37%
4555 Painters Mill Road
Owings Mills, MD 21117
Wells Fargo Bank, N.A............................     2,039,287                 2.91
707 Wilshire Boulevard
Los Angeles, CA 90017

     If you are a participant in any of these plans, your proxy card will also serve as a voting instruction card for the trustee of that plan with respect to shares held in your account. Shares held on account of participants in these plans will be voted by the respective trustees in accordance with instructions from the participants (either in writing or by means of telephone or Internet voting procedures). Where no instructions are received, shares held in the Rockwell plans will be voted as the trustee deems proper, and shares held in the

ArvinMeritor plans will be voted by the trustee in the same manner and proportion as shares for which instructions are received.

     In addition, the following entities reported beneficial ownership of more than 5% of the outstanding shares of ArvinMeritor Common Stock as of December 31, 2003. This information is based on a Schedule 13G dated February 17, 2004, which was filed with the Securities and Exchange Commission ("SEC").

                                                                       PERCENT OF OUTSTANDING
NAME AND ADDRESS                                   NUMBER OF SHARES         COMMON STOCK
----------------                                   ----------------    ----------------------
FMR Corp., Edward C. Johnson 3d, Abigail P.
Johnson, Fidelity Management & Research
Company and Fidelity Low Priced Stock Fund            6,846,100                9.995%
82 Devonshire Street, Boston, MA 02109

ELECTION OF DIRECTORS

     Our Restated Articles of Incorporation provide that the Board of Directors consists of three classes of directors with overlapping three-year terms, and that the three classes should be as nearly equal in number as possible. One class of directors is elected each year with terms extending to the Annual Meeting held three years later. The Company's Board of Directors currently consists of fifteen members and, after the Annual Meeting, will consist of fourteen members.

     Five directors are standing for re-election at the 2005 Annual Meeting as Class II directors, for terms expiring at the Annual Meeting in 2008. Martin D. Walker, a Class II director, will retire as of the 2005 Annual Meeting and will not stand for re-election. Richard W. Hanselman, a Class II director whose term will expire at the 2005 Annual Meeting, is standing for re-election as a Class III director for a term expiring at the Annual Meeting in 2006. The four directors currently in Class III and the four directors in Class I are serving terms expiring at the Annual Meeting of Shareowners in 2006 and 2007, respectively.

     Proxies will be voted at the meeting (unless authority to do so is withheld) for the election as directors of the nominees specified in Class
II -- Nominees for Director with Terms Expiring in 2008 and Class III -- Nominee for Director with a Term Expiring in 2006, under the heading Information as to Nominees for Director and Continuing Directors below. If for any reason any of the nominees is not a candidate (which is not expected) when the election occurs, it is likely that either (a) proxies would be voted for the election of the other nominees and of a substitute nominee, or (b) the Board of Directors would reduce the number of directors.

INFORMATION AS TO NOMINEES FOR DIRECTOR AND CONTINUING DIRECTORS

     The following information, as reported to us as of the date of this proxy statement, is shown below for each nominee for director and each continuing director: name, age and principal occupation; period during which he or she has served as a director of ArvinMeritor and its predecessors, Meritor Automotive, Inc. ("Meritor") and Arvin Industries, Inc. ("Arvin"), which merged into ArvinMeritor on July 7, 2000 (the "merger"); position, if any, with ArvinMeritor; business experience; other directorships held; and the committees of the Board of Directors on which the nominee or continuing director serves.

CLASS II -- NOMINEES FOR DIRECTOR WITH TERMS EXPIRING IN 2008

JOSEPH P. FLANNERY
Chairman of the Board, President and Chief Executive Officer, Uniroyal Holding, Inc. (Holding Company)

Age 72

(FLANNERY PHOTO)
                Mr. Flannery, a director since July 2000 and a director of Arvin from 1991 until the merger, is Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation and Management Development Committee. He is the Chairman of the Board, President and Chief Executive Officer of Uniroyal Holding, Inc., positions he has held since 1987. Mr. Flannery is a director of The Scotts Company.

WILLIAM D. GEORGE, JR.
Retired President and Chief Executive Officer, S.C. Johnson Wax (Chemical Specialty Products)

Age 72

(GEORGE PHOTO)
                Mr. George, a director since July 2000 and a director of Arvin from 1994 until the merger, is Chairman of the Audit Committee and a member of the Environmental and Social Responsibility Committee. Since 1981, he served in a variety of positions with S.C. Johnson Wax, until he became Executive Vice President and Chief Operating Officer, Worldwide Consumer Products from 1988 to 1990, and President, Worldwide Consumer Products from 1990 to 1993. Mr. George was elected President and Chief Executive Officer of S.C. Johnson Wax in 1993, positions he held until retirement in 1997. He is also a director of Reilly Industries, Inc. and is a Trustee Emeritus of Carthage College.

CHARLES H. HARFF
Retired Senior Vice President, General Counsel and Secretary of Rockwell (Electronic Controls and Communications)

Age 75

(HARFF PHOTO)
                Mr. Harff, a director since July 2000 and a director of Meritor from May 1997 until the merger, is a member of the Audit Committee and the Compensation and Management Development Committee. Mr. Harff served Rockwell as Senior Vice President, General Counsel and Secretary from June 1984, when he joined the company, until November 1994. He served as Senior Vice President and Special Counsel of Rockwell from November 1994 to February 1996, and he served as a consultant to Rockwell from February 1996 to July 2001. He is a retired president and director of the Fulbright Association and a director of several charitable and civic organizations.

STEVEN G. ROTHMEIER
Chairman and Chief Executive Officer, Great Northern Capital (Investment Management Firm)

Age 58

(ROTHMEIER PHOTO)
                Mr. Rothmeier, a director of ArvinMeritor since November 2004, is the Chairman and Chief Executive Officer of Great Northern Capital. He founded the St. Paul, Minnesota investment management firm in 1993, after serving as president of a Twin Cities venture capital and merchant banking firm from 1990 to 1993. Mr. Rothmeier began his career with Northwest Airlines, Inc. in 1973 as a corporate financial analyst and served in a number of positions of increasing leadership, including Director of Economic Planning in the Regulatory Proceedings Division; Vice President of Finance and Treasurer; Executive Vice President of Finance and Administration; Chief Financial Officer; and President and Chief Operating Officer. He was named Chairman and Chief Executive Officer of NWA, Inc. and the airline in 1985 and served in that position until 1989. He is a director of GenCorp, Inc., Precision Castparts, Inc. and Waste Management, Inc. He is also a Trustee of the University of Chicago and serves on the boards of a number of civic, business and charitable organizations.

ANDREW J. SCHINDLER
Chairman, Reynolds American (Holding Company)
Age 60

(SCHINDLER PHOTO)
                Mr. Schindler has been a director of ArvinMeritor since November 2004. He has been Chairman of Reynolds American, the parent company of R.J. Reynolds Tobacco Company, Santa Fe Natural Tobacco Company and Lane Limited (tobacco products), since it was established in July 2004. He joined R.J. Reynolds Industries, Inc. in 1974 and after a series of positions of increasing responsibility, he was named Director of Manufacturing for Nabisco Foods Co. in 1987; Vice President of Personnel for R.J. Reynolds Tobacco in 1988; Senior Vice President, Operations for R.J. Reynolds Tobacco in 1989; Executive Vice President, Operations for R.J. Reynolds Tobacco in 1991; and President and Chief Executive Officer for R.J. Reynolds Tobacco in 1994. He served R. J. Reynolds Tobacco Holdings, Inc. as Chairman and Chief Executive Officer from 1999 to 2004. Mr. Schindler achieved the rank of captain in the U.S. Army, where he held command and staff positions in the United States and in Vietnam. He is a member of the Board of Trustees of Wake Forest University and is a member of the boards of various civic and business organizations.

CLASS III -- NOMINEE FOR DIRECTOR WITH A TERM EXPIRING IN 2006
RICHARD W. HANSELMAN
Former Chairman of the Board, Health Net, Inc. (Managed Care Provider)
Age 77

(HANSELMAN PHOTO)
                Mr. Hanselman, a director since July 2000 and a director of Arvin from 1983 until the merger, is a member of the Corporate Governance and Nominating Committee. He was Chairman of the Board of Health Net, Inc. (including with its predecessor, Foundation Health Corporation) from 1999 until December 2003, and he continues to serve as a director. Earlier, Mr. Hanselman joined Genesco, Inc. (footwear and apparel) in 1980 and was named Chief Executive Officer in 1981, serving in that capacity and as Chairman of the Board until 1986. Mr. Hanselman is also a director of Forward Air Corporation and an Honorary Trustee of the Committee for Economic Development.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THESE NOMINEES, WHICH IS PRESENTED AS ITEM (1).

CLASS III -- CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2006

JOSEPH B. ANDERSON, JR.
Chairman of the Board and Chief Executive Officer, TAG Holdings LLC (Automotive Components)
Age 61

(ANDERSON PHOTO)
                Mr. Anderson, a director since July 2000 and a director of Meritor from September 1997 until the merger, is a member of the Corporate Governance and Nominating Committee and the Environmental and Social Responsibility Committee. He has served as Chairman of the Board and Chief Executive Officer of TAG Holdings LLC since 2003, and of its subsidiaries, Vibration Control Technologies, LLC since 2002 and A&D Technologies LLC since 2003. He was Chairman of the Board and Chief Executive Officer of Chivas Industries LLC (and its predecessor, Chivas Products, Ltd.) (automotive components) from October 1994 until March 2002. From December 1992 to July 1993, Mr. Anderson was President and Chief Executive Officer of Composite Energy Management Systems, Inc. (automotive components). Mr. Anderson served in a variety of positions, primarily in manufacturing, with General Motors Corporation (automotive) from 1979 until December 1992. He also served as an assistant to the U.S. Secretary of Commerce from 1977 to 1979. Mr. Anderson is a director of Quaker Chemical Corporation and is a trustee of Kettering University. He is also a director, trustee or member of a number of business, educational and civic organizations.

VICTORIA B. JACKSON
President, Victoria Belle, Inc. (Design, Manufacturing and Marketing of Specialty Retail Products)
Age 49

(JACKSON PHOTO)
                Ms. Jackson, a director since July 2000 and a director of Meritor from July 1999 until the merger, is a member of the Audit Committee. She currently serves as President of Victoria Belle, Inc., a designer, manufacturer and marketer of specialty retail products. She was President and Chief Executive Officer of DSS/Prodiesel, Inc. (transportation components) from 1979 until 1998, when the company was sold to TransCom USA. She served as a consultant to TransCom USA from 1998 to February 2000. Ms. Jackson is a member of various business, educational and civic organizations.

JAMES E. MARLEY
Retired Chairman of the Board, AMP Inc. (Electrical and Electronics Components and Cabling Products)

Age 69

(MARLEY PHOTO)
                Mr. Marley, a director since July 2000 and a director of Meritor from April 1999 until the merger, is Chairman of the Environmental and Social Responsibility Committee and a member of the Audit Committee. He is the retired Chairman of the Board of AMP Inc., serving in that position from 1993 to 1998. He served AMP as President and Chief Operating Officer from 1990 to 1992, as President from 1986 to 1990, and in a variety of engineering and executive positions from 1963, when he joined AMP, until 1986. He is also a director of Armstrong Holdings, Inc. and a number of business, educational and civic organizations, and is a member of a number of engineering and management professional associations.

JAMES E. PERRELLA
Retired Chairman of the Board, President and Chief Executive Officer, Ingersoll-Rand Company (Industrial Components)

Age 69

(PERRELLA PHOTO)
                Mr. Perrella, a director since July 2000 and a director of Arvin from 1999 until the merger, is a member of the Compensation and Management Development Committee and the Corporate Governance and Nominating Committee. Mr. Perrella served as Chairman of the Board of Ingersoll-Rand Company from 1993 until his retirement in 2000. Between 1993 and October 1999, he also served as President and Chief Executive Officer of Ingersoll-Rand. Mr. Perrella is also a director of Becton Dickinson and Company and Bombardier Inc.

CLASS I -- CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2007

RHONDA L. BROOKS
President, R. Brooks Advisors, Inc. (Business Consultant)

Age 52

(BROOKS PHOTO)
                Ms. Brooks, a director since July 2000 and a director of Meritor from July 1999 until the merger, is a member of the Environmental and Social Responsibility Committee. She is currently the President of R. Brooks Advisors, Inc., a consultant for start-up firms and an advisor for a private equity company. She served Owens Corning (building materials and fiberglass composites) as President of the Exterior Systems Business from June 2000 to July 2002; as President of the Roofing Systems Business from December 1997 to June 2000; as Vice President, Investor Relations from January to December 1997; and as Vice President-Marketing of the Composites Division from 1995 to 1996. She served as Senior Vice President and General Manager of PlyGem Industries, Inc. (building and remodeling products) from 1994 to 1995, and as Vice
                President -- Oral Care and New Product Strategies, and Vice President -- Marketing and Sales of Warner Lambert Company (pharmaceuticals and consumer products) from 1990 to 1994. She was with General Electric Company from 1976 to 1990. She is a director of Central Vermont Public Service Corporation.
DAVID W. DEVONSHIRE
Executive Vice President and Chief Financial Officer, Motorola, Inc. (Communications Technologies and Electronics Products)

Age 59

(DEVONSHIRE PHOTO)
                Mr. Devonshire, a director since July 2004, is a member of the Audit Committee. He has been Executive Vice President and Chief Financial Officer of Motorola, Inc. since 2002. He had previously served as Executive Vice President and Chief Financial Officer for Ingersoll-Rand Company (industrial components) from 1998 to 2002; Senior Vice President and Chief Financial Officer for Owens Corning (building materials and fiberglass components) from 1993 to 1998; Corporate Vice President of Finance for Honeywell (diversified manufacturing and technology) from 1992 to 1993; and Corporate Vice President and Controller for Honeywell from 1990 to 1992. Prior to that, Mr. Devonshire served in financial positions with Mead Corporation (forest products), Baxter International, Inc. (medical devices and biotechnology) and KPMG (public accounting), where he began his career in 1968. Mr. Devonshire serves on the boards of Roper Industries and the Private Sector Council and on the advisory board of CFO Magazine.

CHARLES G. MCCLURE, JR.
Chairman of the Board, Chief Executive Officer and President of ArvinMeritor

Age 51

(MCCLURE PHOTO)
                Mr. McClure has been a director since August 2004 when he was elected to his current position. Prior to joining the Company, he served Federal-Mogul Corporation (automotive supplier) as Chief Executive Officer and a member of the Board of Directors from July 2003 to July 2004, and as President and Chief Operating Officer and a member of the Board of Directors from January 2001 to July 2003. He served Detroit Diesel Corporation (designer and manufacturer of diesel engines) as President, Chief Executive Officer and a member of the Board of Directors from 1997 to December 2000, and held a number of management positions with Johnson Controls, Inc. (automotive supplier) from 1983 to 1997, including President of the Americas Region; Vice President and Managing Director of European Operations; and Vice President and General Manager of Joint Ventures. From 1983 to 1985, Mr. McClure was employed at Hoover Universal (which was acquired by Johnson Controls in 1985) as Operations Director of Material Handling Products. Before that, he spent four years at Ford Motor Company (automotive) as a heavy-duty truck sales engineer and field service engineer. He served as a lieutenant
                (jg) on a U.S. Navy destroyer from 1975 to 1979. Mr. McClure is a director of R. L. Polk & Company and Intermet Corporation, and serves on the boards of various business and civic organizations.
WILLIAM R. NEWLIN
Executive Vice President and Chief Administrative Officer of Dick's Sporting Goods, Inc. (Sporting Goods)

Age 64

(NEWLIN PHOTO)
                Mr. Newlin, a director since July 2003, is a member of the Corporate Governance and Nominating Committee. He has been Executive Vice President and Chief Administrative Officer of Dick's Sporting Goods, Inc. since October 2003. He served as Chairman and CEO of Buchanan Ingersoll Professional Corporation (law firm) from 1980 to October 2003. Mr. Newlin is the lead director of Kennametal Inc. and a director of Parker/Hunter Incorporated.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors manages or directs the management of the business of ArvinMeritor. In fiscal year 2004, the Board of Directors held five regularly scheduled meetings and four special meetings (held by teleconference). Each director attended at least 88% of the aggregate number of meetings of the Board and the standing and special committees on which he or she served in fiscal year 2004. ArvinMeritor encourages each director to attend the Annual Meeting of Shareowners. Eleven of the twelve individuals who were then directors attended the 2004 Annual Meeting.

     The Board of Directors has established independence standards for directors, which are set forth in the Company's Guidelines on Corporate Governance and are based upon the standards prescribed in the corporate governance rules of the New York Stock Exchange. The Board has determined that Ms. Brooks, Ms. Jackson, and Messrs. Anderson, Devonshire, Flannery, George, Hanselman, Harff, Marley, Newlin, Perrella, Rothmeier, Schindler and Walker have no material relationship with ArvinMeritor, either directly or as a partner, shareholder or officer of an organization that has a relationship with ArvinMeritor, and are therefore independent within the meaning of the Guidelines on Corporate Governance and the New York Stock Exchange listing standards.

     The Board has established four standing committees the principal functions of which are briefly described below. The charters of these committees are posted on our website, www.arvinmeritor.com, in the section headed
"Investors -- Corporate Governance," and paper copies will be provided upon request to the Office of the Secretary, ArvinMeritor, Inc., 2135 West Maple Road, Troy, MI 48084.

     Audit Committee. ArvinMeritor has a separately designated standing audit committee established in compliance with applicable provisions of the Securities Exchange Act of 1934, as amended ("Exchange Act"). The Audit Committee is currently composed of five non-employee directors, William D. George, Jr. (chairman), David W. Devonshire, Charles H. Harff, Victoria B. Jackson and James
E. Marley, each of whom meets the criteria for independence specified in the listing standards of the New York Stock Exchange. The Board of Directors has determined that the Company has at least one "audit committee financial expert" (as defined by the SEC), David W. Devonshire, serving on the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed annually for compliance with rules of the New York Stock Exchange. The Audit Committee held five regularly scheduled meetings and three special meetings (held by teleconference) in fiscal year 2004.

     The Audit Committee is charged with monitoring the integrity of the Company's financial statements, compliance with legal and regulatory requirements, and the independence, qualifications and performance of the Company's internal audit function and independent accountants. The Audit Committee has sole authority to select and employ (subject to approval of the shareowners), and to terminate and replace where appropriate, the independent public accountants for the Company and also has authority to:

     - approve and cause the Company to pay all audit engagement fees;

     - review the scope of and procedures used in audits and reviews of the Company's financial statements by the independent public accountants;

     - review the Company's annual and quarterly financial statements before their release;

     - oversee the resolution of any disagreements between the independent public accountants and management;

     - review at least annually a report from the independent public accountants describing the firm's internal quality control procedures;

     - review and approve in advance the scope and extent of any non-audit services performed by the independent public accountants and the fees charged for these services, and receive and evaluate at least annually a report by the independent public accountants as to their independence;

     - review the adequacy of the Company's system of internal controls and recommendations of the independent public accountants with respect to internal controls;

     - review the internal audit charter, the scope of the annual internal audit plan, the results of internal audits and significant internal control issues;

     - consult with management as to the appointment and removal of the internal auditor charged with auditing and evaluating the Company's system of internal controls;

     - review in advance the type and presentation of financial information and earnings guidance provided to analysts and rating agencies;

     - monitor compliance by employees with the Company's standards of business conduct policies;

     - monitor policies with respect to risk assessment and risk management and initiatives to control risk exposures;

     - investigate matters brought to its attention within the scope of its duties;

     - engage outside consultants, independent counsel or other advisors;

     - establish procedures for the receipt, retention and handling of complaints regarding accounting, internal controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters;

     - establish the Company's policies with respect to hiring former employees of the independent public accountants; and

     - review annually the Committee's performance.

     As part of each regularly scheduled meeting, the Audit Committee meets in separate executive sessions with the independent public accountants, the internal auditors and senior management, and as a Committee without members of management.

     Compensation and Management Development Committee. The four members of the Compensation and Management Development Committee (the "Compensation Committee"), Martin D. Walker (chairman), Joseph P. Flannery, Charles H. Harff and James E. Perrella, are non-employee directors who meet the criteria for independence specified in the listing standards of the New York Stock Exchange and are not eligible to participate in any of the plans or programs that are administered by the Committee. The Compensation Committee held five regularly scheduled meetings and seven special meetings (held by teleconference) in fiscal year 2004. Under the terms of its charter, the Compensation Committee has the authority to:

     - review and approve the goals and objectives relevant to the Chief Executive Officer's compensation, evaluate his performance against these goals and objectives, and set his compensation accordingly;

     - fix salaries of all of the Company's other officers and review the salary plan for other Company executives;

     - evaluate the performance of the Company's senior executives and plans for management succession and development;

     - review the design and competitiveness of the Company's compensation plans and medical benefit plans, and make recommendations to the Board of Directors;

     - administer the Company's incentive, deferred compensation, stock option and long-term incentives plans; and

     - review all material amendments to the Company's pension plans and make recommendations to the Board concerning these amendments;

     - hire outside consultants and independent counsel; and

     - review annually the Committee's performance.

     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is currently composed of six non-employee directors, Joseph P. Flannery (chairman), Joseph B. Anderson, Jr., Richard W. Hanselman, William R. Newlin, James E. Perrella and Martin D. Walker, all of whom meet the criteria for independence specified in the listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee held four regularly scheduled meetings and a subcommittee held one special meeting (by teleconference) in fiscal year 2004. Under the terms of its charter, this Committee has the authority to:

     - screen and recommend to the Board qualified candidates for election as directors of the Company;

     - periodically prepare and submit to the Board for adoption the Committee's selection criteria for director nominees;

     - recommend to the Board and management a process for new Board member orientation;

     - periodically assess the performance of the Board;

     - consider matters of corporate governance and Board practices and recommend improvements to the Board;

     - review periodically the Company's charter and by-laws in light of statutory changes and current best practices;

     - review periodically the charter, responsibilities, membership and chairmanship of each committee of the Board and recommend appropriate changes;

     - review periodically outside directors' compensation and make recommendations to the Board;

     - review director independence, conflicts of interest, qualifications and conduct and recommend to the Board removal of a director when appropriate;

     - engage search firms and other consultants and independent counsel; and

     - review annually the Committee's performance.

See "Nominating Procedures" below for further information on the nominating process.

     Environmental and Social Responsibility Committee. The Environmental and Social Responsibility Committee is composed of four non-employee directors, James E. Marley (chairman), Joseph B. Anderson, Jr., Rhonda L. Brooks and William D. George, Jr. This Committee held three regularly scheduled meetings in fiscal year 2004. Under the terms of its charter, the Committee reviews and assesses the Company's policies and practices in the following areas and recommends revisions as appropriate: employee relations, with emphasis on equal employment opportunity and advancement; the protection and enhancement of the environment and energy resources; product integrity and safety; employee health and safety; and community and civic relations, including programs for and contributions to health, educational, cultural and other social institutions. The Committee also reviews its performance annually.

     Special Committees. In fiscal year 2004, the Board of Directors established the following three special committees:

     - Succession Committee. The Succession Committee, composed of five non-employee directors, James E. Perrella (chairman), Joseph P. Flannery, Victoria B. Jackson, James E. Marley and William R. Newlin, was formed to identify a new chief executive officer for the Company. The Succession Committee held five meetings (one held in person and four held by teleconference) in fiscal year 2004. The Committee's service ended upon the selection of Mr. McClure in August 2004.

     - Transition Committee. The Transition Committee, composed of three non-employee directors, Richard W. Hanselman (chairman), Joseph B. Anderson, Jr., and James E. Marley, was formed to mentor the new chief executive officer in his initial period of service. The Transition Committee held one meeting (by teleconference) in fiscal year 2004 and ended its service following the November 2004 Board meeting.

     - Oversight Committee. The Oversight Committee, composed of four non-employee directors, Richard W. Hanselman (chairman), Joseph B. Anderson, Jr., Rhonda L. Brooks and Charles H. Harff, was formed to work with management, for the period through the 2005 Annual Meeting of Shareowners, on implementation of certain strategic initiatives. The Oversight Committee held five meetings (by teleconference) in fiscal year 2004.

NOMINATING PROCEDURES

     As described above, ArvinMeritor has a standing nominating committee, the Corporate Governance and Nominating Committee, currently composed of six non-employee directors who meet the criteria for independence in the listing standards of the New York Stock Exchange. The Corporate Governance and Nominating Committee's charter is posted on our website, www.arvinmeritor.com, in the section headed "Investors -- Corporate Governance."

     The Board has adopted membership guidelines that outline the desired composition of the Board and the criteria to be used in selecting directors. These guidelines provide that the Board should be composed of directors with a variety of experience and backgrounds who have high-level managerial experience in a complex organization and who represent the balanced interests of shareowners as a whole rather than those of special interest groups. Other important factors in Board composition include diversity, age, international background and experience, and specialized expertise. A significant majority of the Board should be directors who are not past or present employees of the Company or of a significant shareowner, customer or supplier.

     In considering candidates for the Board, the Corporate Governance and Nominating Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a Board nominee. The Committee is guided by the membership guidelines set forth above, and by the following basic selection criteria: highest character and integrity; experience with and understanding of strategy and policy-setting; reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a director. With respect to nomination of continuing directors for re-election, the individual's contributions to the Board, as reflected in results of the most recent peer review of individual director performance, are also considered.

     The Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. In fiscal year 2004, the Committee paid fees and expenses to a search firm to assist in locating Board candidates, including Messrs. Rothmeier and Schindler, who were elected to the Board in November 2004.

     Shareowners may recommend candidates for consideration by the Committee by writing to the Secretary of the Company at its headquarters in Troy, Michigan, giving the candidate's name, biographical data and qualifications. A written statement from the candidate, consenting to be named as a candidate and, if nominated and elected, to serve as a director, should accompany any such recommendation. No candidates for Board membership have been put forward by large long-term security holders or groups of security holders for election at the 2005 Annual Meeting.

COMPENSATION OF DIRECTORS

     Only non-employee directors receive compensation for Board service. Directors who are also employees of ArvinMeritor or a subsidiary do not receive compensation for serving as directors.

     Retainer Fees. Non-employee directors of ArvinMeritor receive a retainer at the rate of $45,000 per year for Board service. The Chairman of the Audit Committee receives an additional retainer of $10,000 per year, the Chairman of the Compensation Committee receives an additional retainer of $7,000 per year, and the Chairmen of the other two standing Board committees each receive an additional retainer of $3,000 per year. No additional retainer is paid for service as standing committee members. In fiscal year 2004, a retainer fee of $3,000 was paid to the Chairman, and $1,500 was paid to each member, of each special committee.

     Committee Meeting Fees. Non-employee directors receive fees of $1,500 for attendance at each Audit Committee meeting ($750 for each telephone meeting), and $1,000 for attendance at each meeting of other Board committees ($500 for each telephone meeting).

     Equity-Based Awards. In fiscal year 2004, immediately after the Annual Meeting of Shareowners, each non-employee director received a grant of 2,400 restricted share units. Non-employee directors elected to the Board during the period since the 2004 Annual Meeting year received pro rata portions of this grant.

     Deferrals. A director may elect to defer payment of all or part of the cash retainer and meeting fees to a later date, with interest on deferred amounts accruing quarterly at a rate equal to 120% of the Federal long-term rate set each month by the Secretary of the Treasury. Each director also has the option each year to defer all or any portion of the cash retainer and meeting fees by electing to receive restricted shares of Common Stock or restricted share units that could be forfeited if certain conditions are not satisfied. The restricted shares or restricted share units in lieu of the cash retainer and meeting fees are valued at the closing price of the Common Stock on the New York Stock Exchange -- Composite Transactions reporting system on the date each fee payment would otherwise be made in cash.

     Changes in Director Compensation. Upon the recommendation of the Corporate Governance and Nominating Committee, which took into account recommendations from its compensation consultants, the

Board in November 2004 determined that the annual equity-based grant to each non-employee director following the 2005 Annual Meeting of Shareowners will be in the form of 4,500 restricted share units.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     On October 5, 2000, Owens Corning filed a petition for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court in Wilmington, Delaware. Owens Corning stated that it took the action to address demands on its cash flow resulting from asbestos-related liability. Rhonda L. Brooks, a director of the Company, was President of Owens Corning's Roofing Systems Business from December 1997 to June 2000, and President of its Exterior Systems Business from June 2000 to July 2002.

     On October 1, 2001, Federal-Mogul Corporation filed a petition for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court in Wilmington, Delaware, and filed for administration in the courts of the United Kingdom. Federal-Mogul stated that the purpose of its reorganization would be to separate its asbestos-related liabilities from its operating businesses. Charles G. McClure, Jr., Chairman of the Board, Chief Executive Officer and President and a director of the Company, was Chief Executive Officer of Federal-Mogul from July 2003 to July 2004, and President and Chief Operating Officer from January 2001 to July 2003.

CORPORATE GOVERNANCE AT ARVINMERITOR

     ArvinMeritor is committed to good corporate governance. The foundation of our corporate governance principles and practices is the independent nature of our Board of Directors and its primary responsibility to ArvinMeritor's shareowners. Our corporate governance guidelines have been in place since the Company's creation in 1997 and were derived from the principles that had been in place for many years at Rockwell. The guidelines are reviewed periodically by the Corporate Governance and Nominating Committee and changes are recommended to the Board for approval as appropriate. We will continue to monitor developments and review our guidelines periodically, and will modify or supplement them when and as appropriate. Our current Guidelines on Corporate Governance are posted on our website, www.arvinmeritor.com, in the section headed "Investors -- Corporate Governance," and paper copies will be provided upon request to the Office of the Secretary, ArvinMeritor, Inc., 2135 West Maple Road, Troy, MI 48084. Our policies and practices are summarized below.

Board Independence

     - Independent directors must comprise at least a majority of the Board and, as a matter of policy, a substantial majority of the Board should be independent directors. The Board has adopted criteria for independence based on the definition used in the listing requirements of the New York Stock Exchange.

     - All directors except Mr. McClure have been determined by the Board to satisfy these independence standards (see Board of Directors and Committees above). This determination was made after a review of all commercial and familial relationships between such directors and the Company.

     - The Corporate Governance and Nominating Committee reviews the independence of each director annually.

     - Only independent directors serve on the Board's standing committees.

Board Composition

     - Board nominees are screened and recommended by the Corporate Governance and Nominating Committee and approved by the full Board (see Nominating Procedures above for information on Board selection criteria).

     - Committee membership is reviewed periodically to assure that each committee has the benefit of both experience and fresh perspectives.

     - Committee chairmanships are normally rotated at least once every four years, with the chair of one standing committee changing each year. A director usually serves on a committee at least 12 months before becoming its chair, and a former chair normally serves on a committee for at least 12 months after retiring as chair. Exceptions are made in appropriate circumstances.

     - The Board has established term limits that provide that each director shall serve no more than 12 consecutive years, beginning the later of his initial election to the Board or the date of adoption of the provision (November 12, 2003). The Board, by affirmative vote of at least 2/3 of the directors, may make exceptions to this provision in appropriate cases.

     - Directors should not serve on the boards of more than three other public companies, unless the Board has determined that such service does not impair the ability of the director to serve effectively.

     - The Guidelines on Corporate Governance establish the following expectations regarding director tenure:

      - Non-employee directors are required to offer not to stand for re-election if they are age 70 at the time of re-election or will reach age 70 during their new term. The Corporate Governance and Nominating Committee decides whether continued Board service is appropriate and, if so, the length of the next term.

      - Directors whose job responsibilities change significantly during their Board service are required to offer to resign or not to stand for re-election. The Corporate Governance and Nominating Committee reviews the appropriateness of continued Board membership.

      - When the Chief Executive Officer retires or resigns from that position, he is expected to offer his resignation from the Board. The Board and the successor Chief Executive Officer determine whether continued Board service is desirable and appropriate.

Key Responsibilities of the Board

     - The Company's long-term strategic goals and plans are discussed in depth by the Board at least annually.

     - The non-management directors select the Chief Executive Officer of the Company and meet at least annually to evaluate the Chief Executive Officer's performance against long-term goals and objectives established by the Compensation Committee.

     - Management development and succession plans are reviewed annually, including CEO succession plans.

Board and Committee Meetings

     - Board and committee agenda are developed through discussions with management and Board members, and are focused on business performance and strategic issues, leadership, and recent developments.

     - Presentation materials are generally sent to Board and committee members for review in advance of each meeting.

     - Directors are expected to attend, prepare for and participate in meetings. The Corporate Governance and Nominating Committee monitors each director's attendance and addresses issues when appropriate.

     - Non-management directors meet in private executive sessions at the end of each regular Board meeting. The chair of each of the four standing committees, on a rotating basis, chairs these meetings.

     - Minutes of each committee meeting are provided to each board member, and the chair of each committee reports at Board meetings on significant committee matters.

     - Information and data important to understanding of the business, including financial and operating information, are distributed regularly to the Board.

Board Performance and Operations

     - The Corporate Governance and Nominating Committee, which is composed solely of independent directors, is responsible for corporate governance and Board practices, and formally evaluates these areas periodically.

     - Each Board committee has a detailed charter outlining its responsibilities, as described above under the heading Board of Directors and Committees.

     - The Board and its committees have the authority to hire such outside counsel, advisors and consultants as they choose with respect to any issue related to Board activities. Directors also have full access to Company officers and employees and the Company's outside counsel and auditors.

     - To enhance Board effectiveness, the Corporate Governance and Nominating Committee conducts annual self-evaluations of the Board's performance. These assessments are made of either the Board as a whole or each individual director. Results are shared with the Board, and action plans are formulated to address any deficiencies.

Director Education

     - Each new director is provided a full-day program of orientation to the Company's business, which includes discussions with each business and functional head, background materials on the Company's financial condition and business, and a facility tour.

     - The continuing education process for Board members includes extensive informational materials, meetings with key management and visits to Company facilities.

     - Meeting agenda regularly include discussions of business environment, outlook, performance and action plans for the various business segments.

     - Board members may request presentations on particular topics and specific facility visits to educate them and update their knowledge as to the Company, its industry and markets, the responsibilities of directorship, and other topics of interest.

     - Visits to Company facilities are encouraged, and a Board meeting is usually held at a plant location at least once each year.

     - Each director is encouraged to attend educational seminars and conferences to enhance his or her knowledge of the role and responsibilities of directors.

     - In each fiscal year, at least one director is required to attend a director education seminar accredited by Institutional Shareholder Services. In fiscal year 2004, five directors attended such accredited seminars.

Alignment with Shareowner Interests

     - A portion of director compensation is equity-based and therefore tied to the Company's stock performance. Directors can also elect to receive their cash retainer fees in the form of restricted shares of Common Stock or restricted share units.

     - The Board has adopted stock ownership guidelines that require each non-employee director to own Common Stock with a market value equal to at least five times the annual cash retainer, effective on the later of five years after the director's initial election to the Board or November 12, 2006 (the date that is three years after adoption of the guidelines).

     - The Compensation Committee and the Board oversee employee compensation programs to assure that they are linked to performance and increasing shareowner value. The Compensation Committee also monitors compliance by Company executives with stock ownership guidelines. (See Compensation Committee Report on Executive Compensation below.)

     - Senior management meets regularly with major institutional investors and shareholders and reports to the Board on analyst and shareholder views of the Company.

CODE OF ETHICS

     All ArvinMeritor employees, including our chief executive officer, chief financial officer, controller and other executive officers, are required to comply with our corporate policies regarding Standards of Business Conduct and Conflicts of Interest. These policies have been in place since the Company was formed in a spin-off from Rockwell in 1997 and were derived from similar policies in place at Rockwell. The purpose of these corporate policies is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. The Audit Committee has oversight responsibility with respect to compliance by employees. The Board of Directors is also required to comply with these policies, and the Corporate Governance and Nominating Committee is responsible for monitoring compliance by directors.

     Employees may submit concerns or complaints regarding ethical issues on a confidential basis to our Helpline, by means of a toll-free telephone call or e-mail. The Office of the General Counsel investigates all concerns and complaints.

     ArvinMeritor's ethics manual, including the text of the policies on Standards of Business Conduct and Conflicts of Interest, is posted in the section headed "Investors -- Corporate Governance" on our website (www.arvinmeritor.com). We will also post on our website any amendment to, or waiver from, a provision of our policies that applies to our chief executive officer, chief financial officer or controller, and that relates to any of the following elements of these policies: honest and ethical conduct; disclosure in reports or documents filed by the Company with the SEC; compliance with applicable laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the policies.

OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

     The following table shows the beneficial ownership, reported to us as of November 30, 2004, of ArvinMeritor Common Stock of (a) each director, (b) each executive officer or former executive officer listed in the table under Executive Compensation -- Summary Compensation Table below and (c) such persons and other executive officers as a group. See Voting Securities above for information on beneficial holders of more than 5% of outstanding ArvinMeritor Common Stock.

                  BENEFICIAL OWNERSHIP AS OF NOVEMBER 30, 2004

                                                                        COMMON STOCK
                                                         -------------------------------------------
NAME                                                     SHARES(1)(2)            PERCENT OF CLASS(3)
----                                                     ------------            -------------------
Joseph B. Anderson, Jr. ...............................      12,625(4)(5)                  *
Rhonda L. Brooks.......................................      14,250(5)(6)                  *
David W. Devonshire....................................           0(5)                     *
Joseph P. Flannery.....................................      16,786(5)                     *
William D. George, Jr. ................................      18,000(4)(5)                  *
Richard W. Hanselman...................................      17,500(5)                     *
Charles H. Harff.......................................      35,047(5)(7)                  *
Victoria B. Jackson....................................      14,250(4)(5)                  *
James E. Marley........................................      23,855(4)(5)                  *
Charles G. McClure, Jr. ...............................     150,797(4)                   .22%
William R. Newlin......................................      13,088(4)(5)(8)(9)            *
James E. Perrella......................................      25,319(4)(5)                  *
Steven G. Rothmeier....................................       3,000(5)                     *
Andrew J. Schindler....................................           0(5)                     *
Martin D. Walker.......................................      28,158(4)(5)(10)              *
Larry D. Yost..........................................   1,116,096(4)(9)(11)           1.58
Juan L. De La Riva.....................................     172,819(4)(11)               .25
S. Carl Soderstrom, Jr. ...............................     102,991(4)(11)               .15
Thomas A. Gosnell......................................     175,294(4)(11)               .25
Vernon G. Baker, II....................................     174,681(4)(11)               .25
All of the above and other executive officers as a
  group
  (27 persons).........................................   2,626,607(4)(9)(11)           3.69

---------------

  *  Less than 0.1%

 (1) Each person has sole voting and investment power with respect to the shares listed unless otherwise indicated.

 (2) In accordance with Rule 13d-3(d)(1) under the Exchange Act, the number of shares owned includes the following numbers of shares of Common Stock which may be acquired upon exercise of options that were exercisable or would become exercisable within 60 days: 8,437 shares for Mr. Anderson; 9,938 shares for each of Ms. Brooks and Ms. Jackson; 0 shares for Messrs. Devonshire, Rothmeier and Schindler; 11,250 shares for each of Messrs. Flannery, George and Hanselman; 13,875 shares for Mr. Harff; 10,500 shares for Mr. Marley; 750 shares for Mr. Newlin; 9,250 shares for Mr. Perrella; 8,250 shares for Mr. Walker; 0; 660,999; 90,999; 30,000; 105,000; and
     123,000 shares for Messrs. McClure, Yost, De La Riva, Soderstrom, Gosnell, and Baker, respectively; and 1,442,718 shares for all directors and executive officers as a group. In addition, the number of shares owned by Mr. Yost includes 119,128 shares that are subject to a deferred issuance agreement and will be issued in January 2005.

 (3) For purposes of computing the percentage of outstanding shares beneficially owned by each person, the number of shares owned by that person and the number of shares outstanding include shares as to which such person has a right to acquire beneficial ownership within 60 days (for example, through the exercise of stock options, conversions of securities or through various trust arrangements), in accordance with Rule 13d-3(d)(1) under the Exchange Act.

 (4) Includes restricted shares of Common Stock awarded under the Directors Stock Plan or the Company's long-term incentive plans, as applicable. Restricted shares are held by the Company until certain conditions are satisfied.

 (5) Does not include the following restricted share units granted under the Directors Stock Plan and held as of November 30, 2004: 2,400 units for each of Ms. Brooks, Ms. Jackson, and Messrs. Anderson, Flannery, George, Hanselman, Harff, Marley and Perrella; 2,434 units for Mr. Devonshire; 4,554 units for Mr. Newlin; 4,873 units for Mr. Walker; 600 units for each of Messrs. Rothmeier and Schindler; and 34,661 units for all directors as a group. Restricted share units are paid out in shares of Common Stock after satisfaction of certain conditions.

 (6) Includes 4,312 shares held as trustee of a revocable trust.

 (7) Includes 2,332 shares held by the Charles H. and Marion M. Harff Charitable Remainder Trust and 18,840 shares held by the Charles H. Harff Revocable Living Trust. Mr. Harff is co-trustee of each such trust.

 (8) Includes 6,860 shares held by a trust of which Mr. Newlin's spouse is beneficiary.

 (9) Includes shares held jointly or in other capacities or held by a spouse.

(10) Includes 2,133 shares held in the Martin D. Walker Charitable Remainder Trust, 3,750 shares held in the Mary J. Walker Trust, 11,776 shares held in the Martin D. Walker Trust, and 2,249 shares held in the Walker Charitable Foundation.

(11) Includes shares beneficially owned under the Company's and Rockwell's Savings Plans and the Company's Deferred Compensation Plan. Does not include the following share equivalents held under the Company's supplemental savings plan on November 30, 2004: 0; 34,851; 5,457; 8,240; 15,083; and 13,862 shares for Messrs. McClure, Yost, De La Riva, Soderstrom, Gosnell and Baker, respectively, and 91,300 shares for all directors and executive officers as a group.

EXECUTIVE COMPENSATION

     The information shown below reflects the annual and long-term compensation, from all sources, of our chief executive officer, our former chief executive officer, and the other four most highly compensated executive officers of the Company for the fiscal year ended September 30, 2004 (the "Named Executive Officers"). The compensation reported below is for services rendered in all capacities to ArvinMeritor and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                          ------------------------------------------
                                            ANNUAL COMPENSATION                     AWARDS                PAYOUTS
                                    -----------------------------------   ---------------------------   ------------
                                                                OTHER     RESTRICTED        STOCK
                                                               ANNUAL       STOCK        UNDERLYING      LONG-TERM     ALL OTHER
NAME AND PRINCIPAL POSITION                                    COMPEN-      AWARDS         OPTIONS       INCENTIVE     COMPENSA-
WITH THE COMPANY(1)          YEAR     SALARY      BONUS(4)    SATION(5)     ($)(6)      (# OF SHARES)   PAYMENTS(10)   TION(11)
---------------------------  ----   ----------   ----------   ---------   ----------    -------------   ------------   ---------
Charles G. McClure, Jr. ..   2004(2) $  144,231  $        0   $      0    $2,772,000(7)    100,000       $        0    $      0
  Chairman of the
  Board, Chief Executive
  Officer and President
Larry D. Yost............    2004(3)  1,000,000   1,603,364     12,747     1,808,800(8)    151,000        1,394,910      45,000
  Former Chairman of         2003      988,667            0     12,225     1,164,320(9)    151,000                0     113,401
  the Board and Chief        2002      892,500    1,531,352     21,015             0       302,000                0     109,073
  Executive Officer
Juan L. De La Riva.......    2004      438,950      459,327     18,054       595,000(8)     50,000          209,237      19,922
  Senior Vice President      2003      301,250            0     52,492       168,520(9)     23,000                0      25,256
  and President, Light       2002      252,500      260,000     18,057             0        45,000                0      11,363
  Vehicle Systems
S. Carl Soderstrom, Jr. ..   2004      428,333      416,318     12,058       547,400(8)     45,000          418,473      19,275
  Senior Vice President      2003      378,333            0     74,110       352,360(9)     45,000                0      37,275
  and Chief Financial        2002      360,417      450,000     25,631             0        90,000                0      36,469
  Officer
Thomas A. Gosnell........    2004      425,000      516,521     18,336       547,400(8)     45,000          418,473      19,125
  Senior Vice President      2003      374,583            0     75,234       352,360(9)     45,000                0      34,601
  and President, Com-        2002      349,583      394,322     31,613             0        90,000                0      33,476
  mercial Vehicle Systems
Vernon G. Baker, II......    2004      348,333      331,094     11,248       357,000(8)     30,000          278,982      15,675
  Senior Vice President      2003      315,000            0     66,702       229,800(9)     30,000                0      28,570
  and General Counsel        2002      300,417      319,880    171,536             0        60,000                0       8,815

---------------
 (1) Except with respect to Mr. Yost, the table reflects the positions held with ArvinMeritor at September 30, 2004. Mr. De La Riva previously served as Senior Vice President, Corporate Development & Strategy, Engineering and Procurement (October 2001-August 2003).

 (2) Mr. McClure was elected to the listed position effective August 9, 2004.

 (3) Mr. Yost resigned from the position of Chairman of the Board and Chief Executive Officer effective August 9, 2004. He continued to be employed by the Company until his retirement on December 31, 2004.

 (4) This column reflects amounts awarded, even if deferred for future payment.

 (5) This column includes (a) amounts reimbursed to the Named Executive Officers for the payment of income taxes on the value of perquisites; (b) the following perquisites for fiscal year 2003: Mr. De La Riva -- use of company automobile, $9,036; club dues, $7,670; reimbursement for cost of financial services, $1,238; benefit related to lease car purchase, $13,082; and premium on group excess liability insurance coverage, $1,090; Mr. Soderstrom -- use of company automobile, $10,255; club dues, $12,856; reimbursement for cost of financial services, $6,500; benefit related to lease car purchase, $11,945; and premium on group excess liability insurance coverage, $1,090; Mr. Gosnell -- use of company automobile, $11,922; club dues, $8,415; reimbursement for cost of financial services, $5,850; benefit related to lease car purchase, $16,435; and premium on group excess liability insurance coverage,

     $1,090; and Mr. Baker -- use of company automobile, $9,951; club dues, $7,066; reimbursement for cost of financial services, $11,208; benefit related to lease car purchase, $9,471; and premium on group excess liability insurance coverage, $1,090; and (c) the following perquisites for fiscal year 2002: Mr. Baker -- use of company automobile, $10,137; club dues, $77,149; reimbursement for cost of financial services, $10,816; and premium on group excess liability insurance coverage, $1,090. Except as disclosed in (b) and (c), perquisites for the Named Executive Officers in each fiscal year did not exceed the lesser of $50,000 or 10% of salary and bonus.

 (6) The Named Executive Officers held the following aggregate numbers of restricted shares of Common Stock at September 30, 2004, with an aggregate value (based on the closing price of ArvinMeritor Common Stock, $18.75 per share, on the New York Stock Exchange -- Composite Transactions reporting system on September 30, 2004) as follows: Mr. McClure -- 150,797 shares, $2,827,444; Mr. Yost -- 325,988 shares, $6,112,275; Mr. De La
     Riva -- 49,686 shares, $931,613; Mr. Soderstrom -- 67,755 shares, $1,270,406; Mr. Gosnell -- 62,060 shares, $1,163,625; and Mr.
     Baker -- 41,303 shares, $774,431. Cash dividends are paid on the restricted shares granted to the Named Executive Officers in fiscal years 2004 and 2003 and, prior to vesting, these dividends are reinvested in additional restricted shares of Common Stock.

 (7) Restricted shares of Common Stock were granted to Mr. McClure on August 9, 2004. The amount in the table is based on the number of shares granted multiplied by the closing price of ArvinMeritor Common Stock on the New York Stock Exchange -- Composite Transactions reporting system on the date of grant ($18.48 per share). Two-thirds of these shares are service-based and will vest upon Mr. McClure's remaining in his current position for stated periods of time. The balance of the restricted shares are performance-based and represent two pro rata awards that correspond to the grants described in footnotes (8) and (9) below.

 (8) Performance-based restricted shares of Common Stock were granted to the Named Executive Officers (except Mr. McClure) on January 2, 2004. The amount in the table is based on the number of shares granted multiplied by the closing price of ArvinMeritor Common Stock on the New York Stock Exchange -- Composite Transactions reporting system on the date of grant ($23.80 per share). The portion of the restricted shares that will vest at the end of the three-year restricted period depends on achieving the same levels of earnings per share growth and return on invested capital that determine payouts of cash performance awards under the 1997 Long-Term Incentives Plan ("1997 LTIP") for the three-year performance period ending September 30, 2006. See Long-Term Incentive Plan Awards below. Under the terms of the 1997 LTIP, Mr. Yost is entitled to earn the number of shares he would have earned had he remained employed to the end of the restricted period.

 (9) Performance-based restricted shares of Common Stock were granted to the Named Executive Officers (except Mr. McClure) on November 22, 2002. The amount in the table is based on the number of shares granted multiplied by the closing price of ArvinMeritor Common Stock on the New York Stock Exchange -- Composite Transactions reporting system on the date of grant ($15.32 per share). The portion of the restricted shares that will vest at the end of the three-year restricted period depends on achieving specified levels of earnings per share growth and cash flow/return on investment. Under the terms of the 1997 LTIP, Mr. Yost is entitled to earn the number of shares he would have earned had he remained employed to the end of the restricted period.

(10) Long-term incentive payments for Messrs. Yost, De La Riva, Soderstrom, Gosnell and Baker in fiscal year 2004 were made by the Company with respect to the three-year performance plan that ended on September 30, 2004. These payments were made in cash and, in the case of Messrs. De La Riva, Soderstrom and Gosnell, partially in the form of deferred awards of shares of Common Stock that will be delivered after their termination of employment by the Company. No long-term incentive payments were made with respect to the performance plans that ended in 2003 or 2002. See Long-Term Incentive Plan Awards below.

(11) This column includes amounts contributed for the Named Executive Officers under the Company's employee savings plan and the related supplemental savings plan.

                                 OPTION GRANTS

     The following table shows option grants to the Named Executive Officers made during the fiscal year ended September 30, 2004 pursuant to the Company's long-term incentives plans. These options are reflected in the Summary Compensation Table above.

                                                                                                    GRANT DATE
                                                           OPTION GRANTS                              VALUE
                                  ---------------------------------------------------------------   ----------
                                                    PERCENTAGE OF TOTAL
                                     NUMBER OF        OPTIONS GRANTED
                                    SECURITIES          TO COMPANY         EXERCISE
                                    UNDERLYING           EMPLOYEES         OR BASE                  GRANT DATE
                                  OPTIONS GRANTED        IN FISCAL        PRICE (PER   EXPIRATION    PRESENT
NAME                               (# OF SHARES)          2004(3)         SHARE)(4)       DATE       VALUE(5)
----                              ---------------   -------------------   ----------   ----------   ----------
Charles G. McClure, Jr. ........      100,000(1)            8.45%           $18.48        8/9/14    $  733,000
Larry D. Yost...................      151,000(2)           12.76             17.94      11/17/13     1,038,880
Juan L. De La Riva..............       50,000(2)            4.22             17.94      11/17/13       344,000
S. Carl Soderstrom, Jr. ........       45,000(2)            3.80             17.94      11/17/13       309,600
Thomas A. Gosnell...............       45,000(2)            3.80             17.94      11/17/13       309,600
Vernon G. Baker, II.............       30,000(2)            2.53             17.94      11/17/13       206,400

---------------
(1) This grant was made under ArvinMeritor's 1997 LTIP on August 9, 2004. The options become exercisable in three approximately equal installments on August 9, 2005, August 9, 2006 and August 9, 2007.

(2) These grants were made under ArvinMeritor's 1997 LTIP on November 17, 2003. The options become exercisable in three approximately equal installments on November 17, 2004, November 17, 2005 and November 17, 2006.

(3) Based on the total number of options to purchase ArvinMeritor Common Stock issued to employees during the fiscal year.

(4) Exercise price reflects market value per share (as defined in the 1997 LTIP) of ArvinMeritor Common Stock on the date of grant.

(5) These values are based on the Black-Scholes option pricing model, which attempts to portray the value of an option at the date of grant. The actual value, if any, that may be realized from these options by the officer will depend solely on the gain in stock price over the exercise price when the options are exercised. The values are based on a per option share value of $6.88 for the November 2003 grant and $7.33 for the August 2004 grant, using the following assumptions and inputs: options exercised after 7 1/2 years; weighted one-year stock price volatility and dividend yield of 39.67% and 2.23%, respectively for the November 2003 grant and 40.72% and 2.16%, respectively for the August 2004 grant; and an interest rate of 4.04% for the November 2003 grant and 4.16% for the August 2004 grant, which was the rate at the date of grant of a zero coupon Treasury bond with a maturity date closest to the expected term of the option.

             AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The Named Executive Officers did not exercise any options to purchase ArvinMeritor Common Stock in the fiscal year ended September 30, 2004. The following table shows the number of shares of Common Stock underlying unexercised options and the value of unexercised in-the-money options held by the Named Executive Officers as of September 30, 2004.

                                                          NUMBER OF SHARES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                              SHARES                     SEPTEMBER 30, 2004           SEPTEMBER 30, 2004(2)
                             ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                        ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Charles G. McClure,
  Jr. ....................       0           $0              0        100,000       $      0       $ 27,000
Larry D. Yost(1)..........       0            0        459,666        352,334        992,162        467,598
Juan L. De La Riva........       0            0         51,666         80,334         81,454         93,096
S. Carl Soderstrom,
  Jr. ....................       0            0         95,667        105,000        132,878        139,350
Thomas A. Gosnell.........       0            0        117,000        105,000        216,930        139,350
Vernon G. Baker, II.......       0            0         83,000         70,000        164,320         92,900

---------------

(1) Under the terms of the 1997 LTIP, Mr. Yost, who retired from the Company in December 2004, is entitled to exercise his unexercised stock options at any time from the date they become exercisable until the earlier of the expiration date of the options or five years from the date of retirement.

(2) Based on the difference between the exercise price of the options and the closing price of ArvinMeritor Common Stock ($18.75) on the New York Stock Exchange -- Composite Transactions reporting system on September 30, 2004.

                        LONG-TERM INCENTIVE PLAN AWARDS

     The following table shows information with respect to awards made during fiscal year 2004 to the Named Executive Officers under the 1997 LTIP. See the Summary Compensation Table above for information on payments made with respect to the three-year performance plan that ended September 30, 2004.

                                 NUMBER OF        PERFORMANCE OR       ESTIMATED FUTURE PAYMENT UNDER
                               SHARES, UNITS    OTHER PERIOD UNTIL      NON-STOCK PRICE-BASED PLANS
                                  OR OTHER          MATURATION       ----------------------------------
NAME                            RIGHTS(2)(3)        OR PAYMENT       THRESHOLD   TARGET(3)   MAXIMUM(3)
----                           --------------   ------------------   ---------   ---------   ----------
Charles G. McClure, Jr. .....     $200,000       10/1/02-9/30/05         0       $200,000    $  600,000
                                   450,000       10/1/03-9/30/06         0        450,000     1,350,000
Larry D. Yost(1).............      990,000       10/1/03-9/30/06         0        990,000     2,970,000
Juan L. De La Riva...........      330,000       10/1/03-9/30/06         0        330,000       990,000
S. Carl Soderstrom, Jr. .....      297,000       10/1/03-9/30/06         0        297,000       891,000
Thomas A. Gosnell............      297,000       10/1/03-9/30/06         0        297,000       891,000
Vernon G. Baker, II..........      198,000       10/1/03-9/30/06         0        198,000       594,000

---------------

(1) Mr. Yost, who retired from the Company in December 2004, is entitled under the terms of the 1997 LTIP to continue participating in this and one other existing performance plan (ending September 30, 2005) and to earn the amount of the payments he would have earned had he been employed for the entire performance periods.

(2) Potential awards for target performance are expressed as cash amounts.

(3) Amounts are stated before application of stock price change modifier, described below.

     Under the 1997 LTIP, the Compensation Committee of the Board of Directors establishes performance periods of at least three fiscal years duration and performance objectives for those periods, and grants potential awards expressed as cash payments to key employees of the Company and its subsidiaries. Participants earn awards upon conclusion of the applicable performance period (which may vary from 0% to 300% of the target award) based on actual performance against target levels established by the Compensation Committee. (For purposes of the performance plan ending on September 30, 2005, performance is measured by earnings per share growth and cash flow/return on investment, and for purposes of the performance plan ending on September 30, 2006, performance is measured by earnings per share growth and return on invested capital.) However, awards are subject to achieving a minimum threshold level established by the Compensation Committee (5% earnings per share growth for the performance cycles ending in 2005 and 2006). The award payments are further modified by the percentage change in the price of ArvinMeritor Common Stock over the three-year period of the performance plan, which may increase or decrease the payment finally awarded. At the discretion of the Compensation Committee, payments may be made wholly or partly by delivering shares of ArvinMeritor Common Stock valued at the fair market value on the last trading day of the week preceding the day of the determination to make payments in the form of shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee of the Board of Directors, which consists entirely of non-employee directors (see Board of Directors and Committees above), has responsibility for reviewing all aspects of ArvinMeritor's executive compensation and has furnished the following report.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Compensation Committee has adopted compensation policies for ArvinMeritor intended to "pay for performance" through meeting three fundamental objectives:

     - foster the creation of shareowner value through close alignment of the financial interests of executives with those of ArvinMeritor's shareowners,

     - recognize individual and team performance through evaluation of each executive's effectiveness in meeting strategic and operating plan goals, and

     - create compensation systems to attract, retain and motivate the high caliber of executives necessary for ArvinMeritor's leadership and growth.

EMPLOYEE STOCK OWNERSHIP

     The Compensation Committee believes the focus on "pay for performance" can best be achieved by aligning the financial interests of ArvinMeritor's key executives with those of its shareowners. Accordingly, it has set the following minimum Ownership Guidelines (multiple of base salary) to be achieved and maintained:

                                                              COMMON STOCK
                                                              MARKET VALUE
                                                              ------------
- Chief Executive Officer...................................  5
- Senior Vice Presidents....................................  3
- Other Executive Officers..................................  2
- Other Vice Presidents.....................................  1.5
- Other Executives subject to the guidelines................  1

     Non-U.S. based executives in each category listed above are subject to the same Ownership Guidelines, except that "Other Vice Presidents" are subject to a multiple of 1, and "Other Executives subject to the guidelines" are subject to a multiple of 0.5.

     Shares owned directly (including restricted shares of Common Stock) or through savings plans of ArvinMeritor or Rockwell are considered for determining whether an executive meets the Ownership Guidelines. Shares subject to unexercised stock options are not considered. The Ownership Guidelines provide a transition period during which executives may achieve compliance. In general, this period ends five years after the date the Ownership Guidelines become applicable to them. All ArvinMeritor executives are within the five-year transition period for satisfying the Guidelines. As of November 30, 2004, the chief executive officer, senior vice presidents and other executive officers owned an aggregate of approximately 668,000 shares of ArvinMeritor Common Stock.

COMPENSATION STRATEGY

     The Compensation Committee carries out its "pay for performance" philosophy by tying each executive's total compensation to the performance of both the Company and the individual. Base salaries are set at a level that is competitive with major durable goods manufacturers as well as other automotive suppliers, commensurate with responsibilities and experience. However, executives have an opportunity to earn additional compensation through ArvinMeritor's annual and long-term incentive plans, which provide rewards for superior performance by the individual and the Company. A significant portion of each executive's total potential compensation is performance-based and therefore is at risk, and the value of such at-risk compensation depends on the degree of success in attaining Company, business group and individual performance objectives. The Compensation Committee considers the total compensation potentially available to each executive in establishing each element of compensation.

     At the beginning of fiscal year 2004, the Compensation Committee reviewed data compiled by Towers Perrin, independent compensation consultants retained to advise the Committee and management (the "consultants"), from competing companies and reference data for a broader group of industrial companies with which the Company may compete for talented executives, in determining executive compensation for the year. The data reviewed included data from ten of the eleven companies included in the peer group of companies used to compare ArvinMeritor's shareowner return (see Shareowner Return Performance Presentation below).

     Section 162(m) of the Internal Revenue Code provides that the Company may not deduct compensation in excess of $1 million paid in any taxable year to the Chief Executive Officer or any of the other four most highly compensated individuals who were executive officers as of the end of the fiscal year, unless the compensation is "performance based." Awards under the Incentive Compensation Plan and the 1997 LTIP, each as proposed to be amended (see Proposal to Amend the 1997 Long-Term Incentives Plan and Proposal to Amend the Incentive Compensation Plan below), are designed to be "performance based" for purposes of
Section 162(m) and would not be subject to the limit on deductibility. However, base salaries and awards under the Incentive Compensation Plan and the 1997 LTIP, each as currently in effect, do not qualify as "performance based" compensation for this purpose. The Compensation Committee's policy is to structure compensation arrangements in a manner that will avoid the deduction limitations of Section 162(m), except where it determines that exceeding these limitations is in the best interests of ArvinMeritor and its shareowners.

     Mr. De La Riva, Mr. Soderstrom and Mr. Gosnell each earned in excess of $1 million of non-performance based compensation in fiscal year 2004. In the case of Mr. De La Riva and Mr. Soderstrom, all of the excess was paid in the form of a deferred award of Common Stock. In the case of Mr. Gosnell, $50,000 of the excess was paid in the form of a deferred award of Common Stock, and the balance of the excess was paid in cash and will not be deductible by the Company. The deferred Common Stock awards will be delivered the year after the respective retirement or other termination of employment of Mr. De La Riva, Mr. Soderstrom and Mr. Gosnell and will be deductible by ArvinMeritor for the year of delivery.

     The Compensation Committee believes it is appropriate to enter into agreements with executive officers relating to certain terms of their employment, to motivate current key individuals to continue their services and to provide incentives to attract candidates for officer positions. The agreements with the Named Executive Officers are described below in this proxy statement, immediately following this report.

COMPONENTS OF ARVINMERITOR'S COMPENSATION PLANS

     The primary components of ArvinMeritor's executive compensation are base salary, annual incentives and long-term incentives. Each of these components is discussed below.

     - Base Salary -- In the early part of fiscal year 2004, the Compensation Committee established the base salaries of the Company's senior executives, including Messrs. De La Riva, Soderstrom, Gosnell and Baker, upon recommendations of Mr. Yost (the then Chief Executive Officer) and ArvinMeritor's senior human resources executives. The recommended base salaries were developed based on survey data and the consultants' reports, on individual performance, on judgments as to the expected future contributions of the individual senior executives, and on economic and business conditions affecting the Company at the time of the evaluation. Base salaries also reflect the number of years of experience that each executive had in his or her current position. Any applicable base salary adjustments for officers, including certain of the Named Executive Officers, were made effective on February 1, 2004.

     The Compensation Committee separately determined the salary for Mr. Yost, the former Chief Executive Officer, in the early part of fiscal year 2004, and for Mr. McClure, the incoming Chief Executive Officer, in July 2004 (as discussed below).

     The salaries earned by the Named Executive Officers in fiscal year 2004 are shown in the column under the heading Salary in the table under Executive Compensation -- Summary Compensation Table above.

     - Annual Incentives -- Near the beginning of fiscal year 2004, the Compensation Committee and the Board of Directors reviewed with Mr. Yost the corporate goals and objectives for that year. These goals and objectives were focused on objectives tied to creating shareowner value, which included measurable financial goals for the fiscal year, as well as strategic objectives that require more subjective assessments. The financial goals for fiscal year 2004 included targets for earnings per share growth and improvement in the ratio of performance working capital to sales, in each case compared to the prior fiscal year. ArvinMeritor's strategic objectives were exceeding customer expectations, out-performing the competition, developing an employee-valued culture, building supplier relationships and enhancing social responsibility. In addition, separate goals and objectives were developed for each of the business groups, tailored to its particular operations, and for each individual. It is intended that incentive compensation be awarded at or above 100% of stated target levels when corporate, business group and individual goals and objectives are achieved. These target levels were established based on broad industry surveys, with significant upward and downward leverage dependent on performance.

     In assessing performance for fiscal year 2004, the Compensation Committee focused on attainment of the measurable financial objectives for the year. For purposes of calculating annual incentive awards for fiscal year 2004, the Committee determined to eliminate the effects of certain non-recurring charges that were recorded during the award period, including: the write-off of goodwill associated with the Light Vehicle Aftermarket business; an accrual for a significant increase in environmental remediation costs at a former Rockwell facility that was never part of the Company's operations; the costs associated with the tender offer for the common stock of Dana Corporation, which was terminated unsuccessfully during the fiscal year; and restructuring charges (the "adjustments"). Earnings per share (after making the aforesaid adjustments) increased 28.7% compared to fiscal year 2003, and performance working capital as a percent of sales improved by .53%, each of which exceeded targets for the year. As a result, the Committee made incentive compensation awards to the Named Executive Officers, except Mr. McClure, as shown in the column headed Bonus in the table under Executive Compensation -- Summary Compensation Table above, and other key employees of the Company for fiscal year 2004.

     - Long-Term Incentives -- ArvinMeritor's long-term incentive plans provide the flexibility to grant long-term incentives in a variety of forms. Prior to December 2004, these forms included target performance awards, stock options, stock appreciation rights and restricted shares of Common Stock. Annually, the Compensation Committee evaluates the types of long-term incentives it believes are most likely to achieve ArvinMeritor's total compensation objectives.

     In fiscal year 2004, the Compensation Committee provided long-term incentives to executive officers one-third each through stock option grants, grants of performance-contingent restricted shares, and awards under long-term performance plans. Other executives' and key employees' long-term incentives were provided through a combination of grants of service-based restricted shares, stock options and/or awards under long-term performance plans. The Compensation Committee believes that these allocations provided appropriate incentives for achievement of the Company's goals, aligned the interests of executives with the interests of shareowners and provided a means of increasing ownership of Common Stock.

     In accordance with these practices, long-term incentives awarded to the Named Executive Officers in fiscal year 2004 included the components discussed in the following subsections. The Compensation Committee separately determined the awards to the former and current Chief Executive Officers (as discussed below). For individual awards to other executives, the Compensation Committee reviewed the recommendations of Mr. Yost, the then Chief Executive Officer, and also considered relevant survey data, the consultants' reports and the individual officers' anticipated future contributions.

     Stock Options. The Compensation Committee granted stock options in fiscal year 2004 to executives, including the Named Executive Officers (see Executive Compensation -- Option Grants above). These stock options become exercisable in three approximately equal increments on the first, second and third anniversaries of the date of grant, at an exercise price per option equal to the fair market value of a share of Common Stock on the date of grant.

     The Company began expensing the fair value of stock options granted under its stock-based compensation plans, including its long-term incentive plans, effective October 1, 2002.

     Performance Awards. In fiscal year 2004, the Compensation Committee established a performance plan under the 1997 LTIP with a three-year performance period ending September 30, 2006, and set target performance awards thereunder for executives, including the Named Executive Officers (see Executive Compensation -- Long-Term Incentive Plan Awards above). Under the performance plan, potential compensation depends on achieving levels of earnings per share growth and return on invested capital, as modified by the change in the price of ArvinMeritor Common Stock during the term of the performance period.

     In fiscal year 2002, the Compensation Committee granted key executives long-term incentives under a performance plan established under the 1997 LTIP. The Committee has discretion as to the treatment of certain nonrecurring items in calculating award payouts under the 1997 LTIP, and determined, for purposes of awards under this performance plan, to eliminate the effects of the adjustments noted above under "Annual Incentives." Based on achievement of performance goals related to earnings per share growth (after giving effect to the aforesaid adjustments) and cash flow/return on investment for the three-year performance period ended September 30, 2004, as modified by the change in the price of ArvinMeritor Common Stock during the performance period, the Compensation Committee made long-term incentive awards to the Named Executive Officers (excluding Mr. McClure) and other executives with respect to this performance plan (see the column headed Long-Term Incentive Payments in the table under Executive Compensation -- Summary Compensation Table above). Awards were based on formulae in the performance plan established in fiscal year 2002.

     Performance-Contingent Restricted Shares. In fiscal year 2004, the Compensation Committee granted performance-contingent restricted shares of Common Stock to executive officers, including the Named Executive Officers (see the column headed Restricted Stock Awards in the table under Executive Compensation -- Summary Compensation Table above). The portion of the restricted shares that will vest at the end of the three-year restricted period is dependent on achieving the same levels of earnings per share growth and return on invested capital that determine payouts of the performance awards described above.

     - Future Incentive Awards. The Committee amended the long-term incentive plan in December 2004 to provide more flexibility as to the form of equity-based awards. Future awards can be in the form of performance shares and restricted share units, as well as Common Stock, restricted shares, stock appreciation rights and stock options. The Compensation Committee currently intends to eliminate stock options from the mix of long-term incentives awarded to executives in fiscal year 2005 and beyond.

     The Committee also modified the performance goals and metrics used to determine award eligibility and calculate awards under both the annual and long-term incentive plans beginning in fiscal year 2005. Under the revised annual incentive plan design, performance targets for operating profit and performance working capital will be measured against an operating plan established at the beginning of the fiscal year, rather than against the prior year's performance. Under the revised long-term incentive plan design, (a) grants of performance shares will vest if specified targets for return on invested capital over a three-year performance period are satisfied; and (b) payouts under cash performance plans will depend on the Company's total shareholder return relative to other automotive suppliers. The primary purposes of these changes are to minimize the effects of industry cycles on evaluation of performance and calculation of awards, and to align performance goals more closely with shareowner interests.

COMPENSATION OF THE FORMER AND CURRENT CHIEF EXECUTIVE OFFICERS

     - Base Salary -- Mr. Yost did not receive a salary increase in 2004, and his base salary remained at $1,000,000 throughout the fiscal year. He resigned as Chief Executive Officer and Mr. McClure assumed that role on August 9, 2004. Mr. McClure's annualized base salary in fiscal year 2004 was $1,000,000. The Compensation Committee believes these base salaries are in line with its compensation philosophy and appropriately reflect the responsibilities of the Company's Chief Executive Officer.

     - Annual Incentives -- In accordance with the Compensation Committee's assessment of the Company's financial performance in the past year (described above in this report under the heading Components of ArvinMeritor's Compensation Plans -- Annual Incentives), Mr. Yost was awarded annual incentive compensation of $1,603,364 for fiscal year 2004 under the terms of the Incentive Compensation Plan.

     - Long-Term Incentives -- In early 2004, the Compensation Committee granted to Mr. Yost stock options, performance-contingent restricted shares and target performance awards under the performance plan established in fiscal 2004 for the three-year performance period ending September 30, 2006. In determining the number of options and restricted shares and the amount of the target awards granted, the Compensation Committee considered the consultants' advice and the value of long-term incentives provided by other companies, as reported in surveys. The Compensation Committee also considered Mr. Yost's total compensa-tion, as well as his past and then expected future contributions to the achievement of ArvinMeritor's long-term performance goals.

     Effective August 9, 2004, when Mr. McClure assumed the role of Chief Executive Officer, the Compensation Committee awarded him grants of stock options, performance-contingent restricted shares and target performance awards under the three-year performance plans established in November 2002 and 2003. The amount of options, restricted shares and cash performance targets granted to Mr. McClure was based on the fact that he will employed for approximately one-third of the respective vesting and performance periods for the grants made in 2002 and approximately two-thirds of these periods for the grants made in 2003. The Committee also awarded him service-based restricted shares that will vest after he serves in his current position for stated periods of time.

     The Compensation Committee made a long-term incentive award of $1,394,910 to Mr. Yost in fiscal year 2004 with respect to the target performance awards granted in 2002 (see Components of ArvinMeritor's Compensation
Plans -- Long-Term Incentives above in this report). This award, which was paid in cash, was based on the same criteria applicable to other executives and the position Mr. Yost held with the Company at the beginning of the performance period.

     For further information on these grants and awards to Mr. Yost and Mr. McClure, see Executive Compensation -- Option Grants, Executive
Compensation -- Long-Term Incentive Plan Awards, and the columns headed Bonus, Restricted Stock Awards and Long-Term Incentive Payments in the table under Executive Compensation -- Summary Compensation Table above.

     - Retirement of Mr. Yost -- When Mr. Yost resigned from the position of Chairman of the Board and Chief Executive Officer effective August 9, 2004, the Compensation Committee approved certain arrangements in recognition of his long service and significant contributions to the Company. These arrangements include his continuation as an employee of the Company at his then-current salary level until December 31, 2004. See Agreements with Named Executive Officers below for further information on these arrangements.

     - Board Review of Chief Executive Officer Compensation -- The Board in executive session (when Mr. McClure was not present) received and discussed the Compensation Committee's evaluation of the Company's performance and Mr. Yost's and Mr. McClure's performance in the respective portions of the 2004 fiscal year that each served as Chief Executive Officer. The Board also reviewed the Compensation Committee's decision to make an annual incentive award to Mr. Yost for that year and the long-term incentives granted to Mr. Yost and Mr. McClure in the form of stock options, restricted shares and target performance awards.

SUMMARY

     The Committee believes that ArvinMeritor's compensation plans are consistent with the Company's strategic objectives and that they enable the Company to attract, retain and motivate highly qualified individuals, providing appropriate incentives to reward them for achieving and surpassing corporate and personal goals. The Compensation Committee periodically re-assesses these programs to assure that they emphasize performance and reward the enhancement of shareowner value, and modifies the programs as deemed necessary and appropriate to achieve their stated objectives, as well as to take into account systemic changes in leading compensation practices (see Components of ArvinMeritor's Compensation Plans -- Future Incentive Awards above). It also monitors these programs and changes them in recognition of the dynamic, global marketplace in which ArvinMeritor competes for talent.

                          Compensation and Management
                             Development Committee

                           Martin D. Walker, Chairman
                               Joseph P. Flannery
                                Charles H. Harff
                               James E. Perrella

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     Each of the Named Executive Officers (except Mr. McClure) received and accepted an employment letter during fiscal year 2003. Under the terms of these letters, if we terminate the executive's employment without cause, the executive will receive any accrued and unpaid compensation; monthly severance pay for a period of 18 to 36 months (depending on years of service); pro rata participation in the current year annual bonus and in the cash portion of existing long-term incentive cycles; continuation of benefits (other than long-term and short-term disability coverage) and savings plan participation throughout the severance period; full vesting of all stock options at the end of the severance period; extension of exercise period for stock options for three months after the end of the severance period (but not beyond the original option expiration date); pro rata vesting of restricted shares based on the portion of the restricted period that has elapsed as of the end of the severance period; outplacement services; and gross-up for any excise tax imposed. The executives also agreed to an 18-month non-solicitation provision, perpetual non-disclosure and confidentiality, and mandatory arbitration of disputes.

     In the first quarter of fiscal year 2005, the Company entered into supplements to the employment letters with J.L. De La Riva and T.A. Gosnell providing for special retention incentives. Under these supplements, each of Mr. De La Riva and Mr. Gosnell will receive a cash payment in the amount of (a) $750,000 if he remains continuously employed by ArvinMeritor for the period through September 30, 2006 but not through September 30, 2007, or (b) $1 million if he remains continuously employed by ArvinMeritor for the period through September 30, 2007. If either of them dies, is disabled for a period of 12 months, or is terminated without cause prior to September 30, 2007, he (or his designated beneficiary) would receive a cash payment of $1 million. If either of them is terminated with cause, he forfeits any right to a retention incentive payment.

     In connection with his assuming the position of Chairman of the Board, Chief Executive Officer and President on August 9, 2004, C. G. McClure, Jr., accepted an employment letter with terms similar to those of the other Named Executive Officers. However, if Mr. McClure is terminated without cause in the first five years of his employment, he is entitled to 24 months of base salary; two years of annual incentive awards at the targeted level; immediate vesting of the stock options and service-based restricted shares granted to him at the time of his initial employment; and vesting of his accrued benefit under the Company's retirement plan. After the end of the five-year period, Mr. McClure will be subject to substantially the same severance provisions as other officers, as described above. Further, in order to provide a comparable benefit to that provided by his former employer, Mr. McClure will earn two years of credited service under the Company's retirement plan for each year served. Mr. McClure was also granted restricted stock, stock options and target awards for two ongoing three-year cash performance plans under the 1997 LTIP (as reported under the column headed Restricted Stock Awards in the table under Executive Compensation -- Summary Compensation Table and in the tables under Executive Compensation -- Option Grants and Executive Compensation -- Long-Term Incentive Plan Awards above).

     The Compensation Committee and the Board of Directors approved arrangements with L. D. Yost relating to his resignation from the position of Chairman of the Board and Chief Executive Officer on August 9, 2004. Under the terms of this arrangement, Mr. Yost continued as an employee of the Company at his most recent salary level through his retirement date, December 31, 2004; he participated fully in the 2004 annual Incentive Compensation Plan awards; he will receive $100,000 each year through 2009 to cover office and secretarial expenses; and he will receive title to his current company car at the termination of the current lease. In addition, for purposes of the grant of performance-contingent restricted shares made to him on January 2, 2004, he is deemed to have retired at least a year after the date of grant. (His actual retirement date was two days prior to the first anniversary of the date of grant.) This revision entitles him, under the terms of the 1997 LTIP, to receive at the end of the restricted period the number of shares he would have received had he remained employed by the Company for the entire period.

     In September 2004, the Company entered into an agreement with S. C. Soderstrom, Jr., in connection with his early retirement from the position of Senior Vice President and Chief Financial Officer on December 31, 2004. Under this agreement, Mr. Soderstrom is entitled to 36 months of severance pay (based on his 18 years of service); pro rata participation (based on the period from the beginning of the performance period through December 31, 2004) in any annual awards under the Incentive Compensation Plan for fiscal year 2005 and the cash performance plans under the 1997 LTIP for the performance periods ending September 30, 2005 and 2006; and other terms consistent with his employment letter (described above).

SHAREOWNER RETURN PERFORMANCE PRESENTATION

     ArvinMeritor Common Stock began trading on the New York Stock Exchange on July 10, 2000, following the merger of Meritor and Arvin into ArvinMeritor. As a result, the cumulative total shareowner return on the Common Stock of the merged entity cannot be provided for any period before that date.

     The line graph below compares the cumulative total shareowner return on an investment in Meritor's common stock against the cumulative total return of the S&P 500 and a peer group of companies for the period from October 1, 1999 to September 30, 2004, assuming a fixed investment of $100 at the respective closing prices on the last day of each fiscal year and reinvestment of all cash dividends. Each fiscal year in the table reflects the exchange of each share of Meritor common stock for .75 of a share of ArvinMeritor Common Stock on July 7, 2000, the effective date of the merger.

                           COMPARISON OF TOTAL RETURN
             COMMON STOCK, S&P 500 INDEX(1) AND PEER GROUP INDEX(2)
[LINE GRAPH]

                                                   ARVINMERITOR, INC.         S&P 500 MARKET INDEX          PEER GROUP INDEX
                                                   ------------------         --------------------          ----------------
9/30/99                                                  100.00                      100.00                      100.00
9/30/00                                                   54.60                      113.28                       76.95
9/30/01                                                   57.92                       83.13                       73.94
9/30/02                                                   77.07                       66.10                       74.74
9/30/03                                                   75.17                       82.22                       93.45
9/30/04                                                   73.27                       93.63                      116.79

---------------
(1) Standard & Poor's 500 Market Index.

(2) We believe that a peer group of representative independent automotive suppliers of approximately comparable size and products to ArvinMeritor is appropriate for comparing shareowner return. The peer group consists of Borg-Warner Automotive, Inc., Cummins Engine, Inc., Dana Corporation, Delphi Automotive Systems, Eaton Corporation, Johnson Controls, Inc., Lear Corporation, Superior Industries International, Tenneco Automotive, Inc., Tower Automotive, Inc. and Visteon Corporation. This peer group is the same as the group utilized in the performance chart in last year's proxy statement.

RETIREMENT BENEFITS

     Arvin and Meritor had separate retirement plans covering their respective employees, and we assumed these plans at the time of the merger of the two companies into ArvinMeritor. These separate retirement plans were superseded by an integrated ArvinMeritor plan, effective January 1, 2001.

     The following table shows the estimated aggregate annual retirement benefits payable on a straight life annuity basis to participating employees in the earnings and years of service classifications indicated under our retirement plan, which covers most of our officers and other salaried employees on a noncontributory basis. These benefits reflect a reduction to recognize in part the cost of Social Security benefits related to service with the Company. The plans also provide for the payment of benefits to an employee's surviving spouse or other beneficiary.

                              ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF SERVICE INDICATED
                            -----------------------------------------------------------------------
AVERAGE ANNUAL EARNINGS     10 YEARS   15 YEARS    20 YEARS     25 YEARS     30 YEARS     35 YEARS
-----------------------     --------   --------   ----------   ----------   ----------   ----------
$  500,000 ...............  $ 72,915   $109,372   $  145,829   $  182,286   $  218,744   $  255,201
 1,000,000 ...............   147,915    221,872      295,829      369,786      443,744      517,701
 1,500,000 ...............   222,915    334,372      445,829      557,286      668,744      780,201
 2,000,000 ...............   297,915    446,872      595,829      744,786      893,744    1,042,701
 2,500,000 ...............   372,915    559,372      745,829      932,286    1,118,744    1,305,201
 3,000,000 ...............   447,915    671,872      895,829    1,119,786    1,343,744    1,567,701
 3,500,000 ...............   522,915    784,372    1,045,829    1,307,286    1,568,744    1,830,201

     Covered compensation includes salary and annual bonus. The calculation of retirement benefits under the new plan generally is based upon average earnings for the highest five consecutive years of the ten years preceding retirement. Our new plan credits participants for service earned with ArvinMeritor, Arvin, Meritor and Rockwell, as applicable. The credited years of service of Messrs. McClure, Yost, De La Riva, Soderstrom, Gosnell and Baker are 0, 33, 10, 18, 25 and 5, respectively. Under the terms of Mr. McClure's employment agreement, he will earn two years of credited service for each year served (see Agreements with Named Executive Officers above).

     The new plan includes "grandfathering" provisions under which the retirement benefits payable to certain long-term employees will be adjusted in some cases to reflect differences between the benefits earned under the new plan and those earned under the predecessor plans prior to January 1, 2001.

     Sections 401(a)(17) and 415 of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted by the Employee Retirement Income Security Act of 1974, we have established a supplemental plan that authorizes the payment out of the Company's general funds of any benefits calculated under provisions of the applicable retirement plan that may be above the limits under these sections. Effective January 1, 2001, this new supplemental plan replaced separate supplemental plans of Arvin and Meritor.

AUDIT COMMITTEE REPORT

     The Audit Committee, in accordance with its written charter, assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing and financial reporting practices of ArvinMeritor. The Audit Committee's function is more fully described in its charter, which is available in the section headed "Investors -- Corporate Governance" on the ArvinMeritor website (www.arvinmeritor.com).

     Management is responsible for the financial reporting process, including the system of internal controls and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States ("GAAP"). The independent auditors are responsible for auditing these financial statements and expressing an opinion as to their conformity to GAAP. The Audit Committee's responsibility is to monitor and review these processes, acting in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent auditor's report. The Audit Committee relies, without independent verification, on the information provided to it, the representations made by management and the independent auditors and the report of the independent auditors.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2004 with the Company's management and has discussed with Deloitte & Touche LLP ("Deloitte"), independent auditors, the matters required to be discussed by Statement on Auditing Standards Standard No. 61, as amended, "Communication with Audit Committees." In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with Deloitte their independence.

     Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in ArvinMeritor's Annual Report on Form 10-K for the year ended September 30, 2004, filed with the SEC.

                                Audit Committee

                        William D. George, Jr., Chairman
                              David W. Devonshire
                                Charles H. Harff
                              Victoria B. Jackson
                                James E. Marley

INDEPENDENT ACCOUNTANTS' FEES

     During the last two fiscal years, Deloitte & Touche LLP billed ArvinMeritor and its subsidiaries the following fees for its services:

                                                                FISCAL YEAR ENDING
                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 2003         2004
                                                              ----------   ----------
Audit fees..................................................  $3,585,000   $4,172,000
Audit-related fees(a).......................................     255,000      172,000
Tax fees(b).................................................   2,240,000    3,152,000
All other fees(c)...........................................      85,000      100,000
                                                              ----------   ----------
     TOTAL..................................................  $6,165,000   $7,596,000

---------------
(a) Includes fees for employee benefit plan audits, due diligence services and internal control-related services.

(b) Includes fees for tax consulting and compliance in both years and tax co-sourcing in 2003.

(c) Includes fees for human resources consulting and compilation services.

     Pursuant to its charter, the Audit Committee is responsible for selection, approving compensation and overseeing the independence, qualifications and performance of the independent accountants. The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor's independence; whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the Company; and whether the service could enhance the Company's ability to manage or control risk or improve audit quality.

     All of the audit-related, tax and other services provided by Deloitte in fiscal years 2003 and 2004 (described in the footnotes to the table above) and related fees were approved in advance by the Audit Committee.

PROPOSAL TO APPROVE THE SELECTION OF AUDITORS

     The Audit Committee of the Board of Directors of ArvinMeritor has selected the firm of Deloitte & Touche LLP as the auditors of the Company, subject to the approval of the shareowners. Deloitte & Touche LLP have acted as auditors for ArvinMeritor since the merger and acted as auditors for Meritor from its inception.

     Before the Audit Committee appointed Deloitte & Touche LLP, it carefully considered the qualifications of that firm, including its performance for ArvinMeritor and for Meritor prior to the merger and its reputation for integrity and for competence in the fields of accounting and auditing. Representatives of Deloitte & Touche LLP are expected to attend the 2005 Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE SELECTION OF DELOITTE & TOUCHE LLP TO ACT AS AUDITORS FOR ARVINMERITOR, WHICH IS PRESENTED AS ITEM (2).

PROPOSAL TO AMEND THE 1997 LONG-TERM INCENTIVES PLAN

     The 1997 LTIP was approved by the Board of Directors of Meritor in August 1997 and by shareowners in February 1998. In connection with the merger of Meritor and Arvin, amendments to the 1997 LTIP were approved by shareowners in July 2000. On December 7, 2004, the Compensation Committee of the Board of Directors approved amendments to the 1997 LTIP to provide for grants of restricted share units, performance shares and performance compensation awards.

     On December 7, 2004, the Compensation Committee also approved amendments to the 1997 LTIP providing that awards of restricted shares, restricted share units, performance shares and performance compensation awards may be made subject to satisfaction of objective performance criteria and setting forth such objective performance criteria. The purpose of these amendments is to permit such awards to qualify for favorable tax treatment under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended. Section 162(m) provides that a publicly held company may not deduct compensation in excess of $1 million paid in any taxable year to its chief executive officer or any of the other four most highly compensated individuals who were executive officers as of the end of the fiscal year unless the compensation is "performance based." Grants of restricted shares, restricted share units, performance shares and performance compensation awards under the 1997 LTIP would not qualify as "performance based" for this purpose unless made subject to satisfaction of objective performance criteria.

     The proposed amendments setting forth objective performance criteria for certain awards under the 1997 LTIP are not required to be approved by shareowners under the rules of the New York Stock Exchange. However, in order to be effective for purposes of Section 162(m), the amendments must be approved by shareowners and a proposal seeking such approval will be presented to the meeting. If ArvinMeritor's shareowners fail to approve the Section 162(m) amendments, the 1997 LTIP as heretofore amended by the Compensation Committee, but without the Section 162(m) amendments, will remain in effect.

     The complete text of the 1997 LTIP, as proposed to be amended, is set forth in Appendix A to this proxy statement, and shareowners are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix A.

SUMMARY OF THE 1997 LTIP

     The purpose of the 1997 LTIP is to foster creation of and enhance shareowner value by linking the compensation of officers and other key employees to increases in the price of ArvinMeritor's Common Stock or by offering the incentives of long-term monetary rewards to key employees of ArvinMeritor or its business units directly linked to their contribution to shareowner value, thus providing means by which persons of outstanding abilities can be attracted, motivated and retained. The 1997 LTIP is designed to permit ArvinMeritor to make different types of grants to meet competitive conditions and changing circumstances.

     The 1997 LTIP authorizes the issuance or transfer of 9,000,000 shares of ArvinMeritor Common Stock, provided that the total number of shares as to which grants may be made under the 1997 LTIP in any one fiscal year beginning after September 30, 1998 may not exceed 3% of the total outstanding and treasury shares of ArvinMeritor. The 1997 LTIP permits grants to be made from time to time as nonqualified stock options, incentive stock options, stock appreciation rights ("SARs"), restricted shares, restricted share units, performance shares or performance compensation awards. In addition, the 1997 LTIP authorizes establishment of performance plans applicable to ArvinMeritor or one or more of its business units.

     As of September 30, 2004, options to purchase 4,071,918 shares of ArvinMeritor Common Stock and 699,000 restricted shares were outstanding under the 1997 LTIP and 2,317,020 shares remained available for future awards under the 1997 LTIP.

     The 1997 LTIP is administered by the Compensation Committee, which consists of two or more members of the Board of Directors who are not eligible to participate in the 1997 LTIP and who are independent under New York Stock Exchange rules. In order to meet the requirements of Section 162(m) and the rules under Section 16 of the Exchange Act, all grants under the 1997 LTIP are to be made by a grant committee consisting of those members of the Company's Compensation Committee who are both "outside directors" as defined for purposes of Section 162(m) and regulations thereunder and "non-employee directors" as defined for purposes of Section 16 of the Exchange Act. In addition, the Board of Directors has authority to perform all functions of ArvinMeritor's Compensation Committee and grant committee under the 1997 LTIP.

     Participants to whom grants are made under the 1997 LTIP are selected from time to time by the grant committee in its sole discretion from among corporate officers and other key employees of ArvinMeritor and its subsidiaries and affiliates. In selecting participants and determining the type and amount of their grants, the grant committee may consider recommendations of the chief executive officer and will take into account such factors as the participant's level of responsibility, performance, performance potential, level and type of compensation and potential value of grants under the 1997 LTIP. Approximately 150 employees are currently eligible to receive awards under the 1997 LTIP.

     Under the 1997 LTIP, stock options, freestanding SARs (as defined below), restricted shares, restricted share units and performance shares may not be granted after September 30, 2007 but tandem SARs (as defined below) may be granted with respect to outstanding stock options granted before that date.

     Stock Options and Stock Appreciation Rights

     Under the provisions of the 1997 LTIP authorizing the grant of stock options:

     - the option price may not be less than the fair market value of the shares of Common Stock at the date of grant;

     - the aggregate fair market value (determined as of the date the option is granted) of the shares of Common Stock for which any employee may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000;

     - stock options generally may not be exercised prior to one year or after ten years from the date of grant and generally become exercisable in three approximately equal installments on the first, second and third anniversaries of the date of grant; and

     - at the time of exercise of a stock option, the option price must be paid in full in cash or in shares of ArvinMeritor Common Stock or in a combination of cash and shares.

     The 1997 LTIP permits the grant of SARs related to a stock option (a "tandem SAR"), either at the time of the option grant or thereafter during the term of the option, or the grant of SARs separate and apart from the grant of an option (a "freestanding SAR"):

     - tandem SARs permit an optionee, upon exercise of such rights and surrender of the related option to the extent of an equivalent number of shares of Common Stock, to receive a payment equal to the excess of the fair market value (on the date of exercise) of the portion of the option so surrendered over the option exercise price of such shares of Common Stock; and

     - freestanding SARs entitle the grantee, upon exercise of SARs, to receive a payment equal to the excess of the fair market value (on the date of exercise) of all or part of a designated number of shares of Common Stock over the fair market value of such shares of Common Stock on the date the SARs were granted.

The payment by ArvinMeritor in respect of tandem SARs or freestanding SARs may be made in shares of ArvinMeritor Common Stock (valued on the basis of the fair market value of the shares of Common Stock on the date of exercise of the SARs), in cash, or partly in cash and partly in shares of Common Stock, as the grant committee may determine.

     Restricted Shares

     Under the 1997 LTIP, the grant committee may grant to participants shares of Common Stock as restricted shares subject to specified restrictions. Grants of restricted shares are subject to forfeiture if the grantee does not continue as an employee of ArvinMeritor or a subsidiary or affiliate (i) for a restricted period of three years or longer, as may be specified by the grant committee, from the grant date, or (ii) until any performance criteria specified by the grant committee are met. During the restricted period, restricted shares have all the attributes of outstanding shares of ArvinMeritor Common Stock, except that the shares are delivered to and held by ArvinMeritor for the grantee's account. As and to the extent that restricted shares are no longer subject to forfeiture, the shares will be delivered to the grantee.

     Restricted Share Units

     Under the 1997 LTIP, the grant committee may grant to participants restricted share units subject to specified restrictions. A restricted share unit is a unit granted to an employee valued by reference to a designated number of shares of ArvinMeritor Common Stock, which value may be paid to an employee by delivery of shares of Common Stock (which may be restricted shares), cash or a combination of shares of Common Stock and cash, as the grant committee may determine. No payment in respect of restricted share units will be made if the grantee does not continue as an employee of ArvinMeritor or a subsidiary or affiliate (i) for a restricted share unit period specified by the grant committee, or (ii) until any performance or other criteria specified by the grant committee are met.

     Performance Shares

     Under the 1997 LTIP, the grant committee may grant to participants performance shares subject to specified restrictions. Performance shares are units granted to an employee valued by reference to a designated number of shares of ArvinMeritor Common Stock, which value may be paid to an employee by delivery of shares of Common Stock (which may be restricted shares), cash or a combination of shares of Common Stock or cash, as the grant committee may determine. No payment in respect of performance shares will be made if the grantee does not continue as an employee of ArvinMeritor or a subsidiary or affiliate (i) for a performance share period specified by the grant committee, or (ii) until any performance or other criteria specified by the grant committee are met.

     Performance Plans

     Performance Plans Not Qualified Under Section 162(m). The 1997 LTIP authorizes the establishment by the Compensation Committee of performance plans that are not qualified under Section 162(m) ("Performance Plans") applicable to ArvinMeritor or one or more of its business units. Each Performance Plan must include provision for establishment of performance cycles (beginning no later than September 30, 2007) of not less than three fiscal years and establishment of a performance measure and performance objectives. The Compensation Committee (or, with its approval, the person or committee delegated to administer any plan except insofar as it relates to any executive officer) may also determine whether conditions, including changes in the economy, changes in law or government regulations, changes in generally accepted accounting principles or material acquisitions or dispositions, warrant modifications of a Performance Plan. The Compensation Committee may authorize the chief executive officer to approve the definitive terms and conditions of any Performance Plan, including the employees or categories of employees eligible to participate in each Performance Plan, but Compensation Committee authorization is required for participation by any of ArvinMeritor's executive officers in a Performance Plan. Potential awards under Performance Plans are expressed as cash amounts and are paid in cash unless the Compensation Committee decides that payment should be in shares of ArvinMeritor Common Stock or a combination of shares of Common Stock and cash. Payment in cash may be made in a lump sum, in installments or on a deferred basis. Payment in Common Stock may, in the discretion of the Compensation Committee, be made in restricted shares of ArvinMeritor Common Stock.

     Performance Plans Qualified Under Section 162(m). The 1997 LTIP, as proposed to be amended, also authorizes the establishment by the grant committee of performance plans qualified under Section 162(m) ("Section 7C Performance Plans") applicable to ArvinMeritor or one or more of its business units. See "Performance Compensation Awards" below for a description of awards under
Section 7C Performance Plans.

     Performance Compensation Awards

     Under the Section 162(m) amendments to the 1997 LTIP for which shareowner approval is being sought at the 2005 Annual Meeting, the grant committee may grant restricted shares, restricted share units or performance shares or make awards under Section 7C Performance Plans as performance compensation awards in order that the grant or award constitutes qualified performance-based compensation under Section 162(m). With respect to each such performance compensation grant or award, the grant committee will (on or before the 90th day of the applicable Section 7C performance cycle), establish, in writing, a
Section 7C performance cycle, applicable performance goals and the performance objectives to be used in determining whether and to what extent grants and awards will be deemed to be earned. The performance goals will be based on one or more of the following objective performance criteria or components thereof selected by the grant committee to measure the performance of ArvinMeritor, a division or business component (which may but need not be a subsidiary) of ArvinMeritor or both for a Section 7C performance cycle: sales; gross margin; operating income; income before or after interest, taxes, depreciation or amortization; net income; basic or diluted earnings per share; return on capital; return on equity; return on assets; cash flow; working capital; stock price; total shareowner return; pretax income before allocation of corporate overhead and bonus; market share; gross profits; and/or reductions in costs.

     The designation of an award as a performance compensation award will enable such award to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m). Such awards made under the 1997 LTIP prior to shareowner approval will qualify as performance-based compensation only to the extent such awards will be forfeited if shareowner approval is not obtained.

     Dividends

     Under the 1997 LTIP, during the restricted period, unless the grant committee determines otherwise at the time of grant, dividends on restricted shares are delivered to and held by ArvinMeritor for the grantee's account. As and to the extent that restricted shares are no longer subject to forfeiture, any dividends payable thereon withheld by ArvinMeritor, together with interest on any cash dividends computed at the same rate and in the same manner as interest credited from time to time under ArvinMeritor's deferred compensation plan, will be delivered to the grantee.

     If and to the extent provided for in the applicable award agreement, a grantee of restricted share units or performance shares that are no longer subject to forfeiture will also receive dividend equivalents in respect of the restricted share units or performance shares equal to the amount or value of any cash or other dividends or distributions paid on an equivalent number of shares of Common Stock during the period from the time of grant until the restricted share units or performance shares are no longer subject to forfeiture. There will also be paid to the grantee of restricted share units or performance shares at such time interest on the amount of any cash dividends so delivered as and to the extent provided for in the applicable award agreement.

     Effect of Death or Termination of Employment

     Stock Options and SARs. If a participant holding an outstanding stock option or SAR dies, the 1997 LTIP permits the exercise of the option or SAR within three years of the date of death (or the expiration date specified in the option or SAR if earlier) even if it was not exercisable at such date. If a participant holding outstanding stock options or SARs retires under a retirement plan of ArvinMeritor at any time after a portion of the options or SARs subject to a particular grant has become exercisable, the options or SARs subject to that grant may be exercised from and after the date upon which they are first exercisable under that grant for five years after the date of retirement (or the expiration date specified in the grant if earlier), even if any of them was not exercisable at the date of retirement. In the case of an employee whose employment terminates for any other reason, unless the Compensation Committee determines otherwise, the option or SAR may be exercised only until the date three months after the termination of employment (or the expiration date specified in the grant if earlier), and only to the extent it was exercisable at the date of termination of employment.

     Other Awards. Except as otherwise provided in an applicable award agreement, if a participant holding restricted shares, restricted share units, performance shares or awards under a Performance Plan or Section 7C Performance Plan (i) dies or (ii) retires under a retirement plan of ArvinMeritor before the end of the applicable restricted period, restricted share unit period, performance share period, performance cycle or Section 7C performance cycle but not less than one year after the date of the grant (in the case of any grant of restricted shares or restricted share units) or the beginning of the applicable performance share period, performance cycle or Section 7C performance cycle, the number of restricted shares, restricted share units or performance shares the employee will be deemed to have earned and the amount of the award under the Performance Plan or Section 7C Performance Plan will be the amount or number determined as though the employee's employment had not terminated before the end of the applicable restricted period, restricted share unit period, performance share period, performance cycle or Section 7C performance cycle.

     Except as otherwise provided in an applicable award agreement, in the case of an employee whose employment terminates for any other reason before the end of the applicable restricted period, restricted share unit period, performance share period, performance cycle or Section 7C performance cycle, the employee will be deemed not to have earned any restricted shares, restricted share units or performance shares or any award under the Performance Plan or Section 7C Performance Plan. The Compensation Committee or the grant committee, as applicable, taking into account the purpose of the 1997 LTIP and such other factors as it deems appropriate in its sole discretion, may waive the forfeiture of all or a portion of those restricted shares, restricted share units or performance shares granted or the amount of the award under a Performance Plan or Section 7C Performance Plan.

     Limitation on Grants

     Under the 1997 LTIP, the total number of shares subject to options and SARs granted to any one employee in any one fiscal year under all plans of ArvinMeritor may not exceed 500,000. Restricted shares, shares subject to restricted share units and performance shares subject to grants made as performance-based compensation to any one employee in any one fiscal year of ArvinMeritor also may not exceed 500,000. In addition, no performance compensation award (excluding for this purpose any amounts payable in respect of any grants of restricted shares, restricted share units or performance shares) under Section 7C Performance Plans having an aggregate maximum dollar value in excess of $5,000,000 may be paid to any individual employee in any one fiscal year of ArvinMeritor.

     Change of Control Benefits

     In order to maintain the rights of participants in the event of a change of control of ArvinMeritor, the 1997 LTIP provides that unless prior to the occurrence of such a change the Board of Directors will have determined otherwise by vote of at least two-thirds of its members:

     - all performance cycles (except those under Performance Plans that do not provide for a change of control contingency) not then complete will be deemed completed, the respective performance objectives will be deemed to have been attained and all potential awards granted with respect thereto will be deemed to have been fully earned;

     - all outstanding stock options and SARs will become fully exercisable whether or not otherwise then exercisable;

     - the restrictions on all shares of ArvinMeritor Common Stock granted as restricted shares will lapse;

     - all restricted share units and performance shares will be deemed earned and will no longer be subject to forfeiture; and

     - all Section 7C performance cycles (except those under Section 7C Performance Plans that do not provide for a change of control contingency) not then complete will be deemed completed, the applicable performance goals and the performance objectives will be deemed to have been attained and all potential awards granted with respect thereto will be deemed to have been fully earned.

     A change of control is deemed to occur under the same circumstances as provided in Section 8.10 of the Company's By-Laws. This section of the Company's By-Laws defines "change of control" as a change of control of ArvinMeritor of a nature that would be required to be reported in a proxy statement pursuant to
Section 14(a) of the Exchange Act or in a Form 8-K pursuant to Section 13 of the Exchange Act (or in any similar form or schedule under either of those provisions or any successor provision), whether or not ArvinMeritor is then subject to such reporting requirement; provided, however, that under the Company's By-Laws a change of control will be deemed to have occurred if:

     - any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of ArvinMeritor representing 20% or more of the combined voting power of ArvinMeritor's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest;

     - ArvinMeritor is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors immediately thereafter; or

     - during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any director whose election became effective prior to or at the time of the spin-off from Rockwell and any new director whose election or nomination for election by the shareowners was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

     Amendment, Suspension or Termination of 1997 LTIP

     ArvinMeritor's Compensation Committee may at any time amend, suspend or terminate the 1997 LTIP or grants made thereunder. In the event any change in or affecting shares of ArvinMeritor Common Stock occurs, the Board of Directors may make appropriate amendments to or adjustments in the 1997 LTIP or grants made thereunder, including changes in the number of shares of Common Stock which may be issued or transferred under the 1997 LTIP, the number of shares of Common Stock and price per share of Common Stock subject to outstanding options and SARs and the number of outstanding restricted share units and performance shares. However, the Board of Directors and Compensation Committee may not (except in making amendments and adjustments in the event of changes in or affecting shares of ArvinMeritor Common Stock):

     - without the consent of the person affected, cancel or reduce any grant theretofore made other than as provided for or contemplated in the agreement evidencing the grant;

     - without shareowner approval, change the class of persons eligible to receive incentive stock options under the 1997 LTIP;

     - without shareowner approval, increase the number of shares of ArvinMeritor Common Stock that may be issued or transferred under the 1997 LTIP;

     - without shareowner approval, reduce the option exercise price of any stock option below the fair market value of the shares of Common Stock covered thereby at the date of grant;

     - without shareowner approval, decrease the forfeiture period for any restricted shares, restricted share units or performance shares below that permitted under the 1997 LTIP; or

     - without shareowner approval, otherwise amend the 1997 LTIP or grants thereunder to the extent that shareowner approval is necessary to comply with applicable requirements of the New York Stock Exchange.

     New Plan Benefits

     Only certain employees of the Company are eligible for awards under the 1997 LTIP. Non-executive directors are not eligible for awards. Grants under the 1997 LTIP are made in the discretion of the Compensation Committee or grant committee, as applicable, and the amounts to be awarded in any year are not determinable.

TAX MATTERS

     The following is a brief summary of the material United States Federal income tax consequences of benefits under the 1997 LTIP under present law and regulations:

     Payments under Performance Plans. Any cash and the fair market value of any shares of ArvinMeritor Common Stock (other than restricted shares, as described below) received as payments under Performance Plans established in accordance with the 1997 LTIP will constitute ordinary income to the employee in the year in which paid, and ArvinMeritor will be entitled to a deduction in the same amount, subject to the limitations of Section 162(m).

     Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to ArvinMeritor or the optionee. An optionee will not recognize taxable income, and ArvinMeritor will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares of ArvinMeritor Common Stock acquired over the option exercise price will be includable in the optionee's "alternative minimum taxable income" for purposes of the alternative minimum tax. If the optionee does not dispose of the shares of Common Stock acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares of Common Stock will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, ArvinMeritor will be entitled to a deduction in the same amount and at the same time as the optionee recognizes such taxable ordinary income.

     Nonqualified Stock Options. The grant of a nonqualified stock option will not result in any immediate tax consequences to ArvinMeritor or the optionee. Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income, and ArvinMeritor will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares of ArvinMeritor Common Stock acquired at the time of exercise.

     Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to ArvinMeritor or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares of ArvinMeritor Common Stock received will constitute ordinary income to the grantee. ArvinMeritor will be entitled to a deduction in the same amount and at the same time.

     Restricted Shares. An employee normally will not recognize taxable income in connection with an award of restricted shares, and ArvinMeritor will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the employee will recognize taxable ordinary income in an amount equal to the fair market value of the shares of ArvinMeritor Common Stock at that time, plus the amount of the dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to recognize taxable ordinary income in the year the restricted shares are awarded in an amount equal to their fair market value at that time, determined without regard to the restrictions. ArvinMeritor will be entitled to a deduction in the same amount and at the same time as the employee recognizes income, subject to the limitations of Section 162(m).

     Restricted Share Units. The grant of a restricted share unit will not result in any immediate tax consequences to the employee or the Company. Upon payment or settlement of a restricted share unit award or payment of any dividend equivalents, the employee will recognize taxable ordinary income, and the Company will be entitled to a deduction, equal to the fair market value of the shares, cash or the dividend equivalents on the date received, subject to the limitations of Section 162(m).

     Performance Shares. The grant of performance shares will not result in any immediate tax consequences to the employee or the Company. Upon payment or settlement of a performance share or payment of any dividend equivalents, the employee will recognize taxable ordinary income, and the Company will be entitled to a deduction, equal to the fair market value of the shares, cash or the dividend equivalents on the date received, subject to the limitations of
Section 162(m).

     Payments Under Section 7C Performance Plans. Any cash and the fair market value of any shares of ArvinMeritor Common Stock (other than restricted shares, restricted share units or performance shares as described above) received as payments under Section 7C Performance Plans established in accordance with the 1997 LTIP will constitute ordinary income to the employee in the year in which paid, and ArvinMeritor will be entitled to a deduction in the same amount, subject to the limitations of Section 162(m).

     Payouts of Performance Compensation Awards. The designation of an award of restricted shares, restricted share units, performance shares or awards under a
Section 7C Performance Plan as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, enable such award or grant to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m).

     Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the closing sale price of the shares of ArvinMeritor Common Stock as reported on the New York Stock
Exchange -- Composite Transactions reporting system on the date of determination. Under the 1997 LTIP, the amount of withholding to be paid in respect of nonqualified options exercised through the cashless method in which all shares are immediately sold will be determined by reference to the price at which the shares are sold.

     The American Jobs Creation Act of 2004 became law on October 22, 2004. The new law affects the timing for recognition of income attributable to certain types of non-qualified deferred compensation. The Board of Directors may amend the 1997 LTIP, to the extent such amendment is desirable or appropriate, to comply with the requirements of the new law.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE AMENDMENTS TO THE 1997 LTIP TO ENABLE CERTAIN AWARDS TO QUALIFY UNDER
SECTION 162(m), WHICH IS PRESENTED AS ITEM (3).

PROPOSAL TO AMEND THE INCENTIVE COMPENSATION PLAN

     The Incentive Compensation Plan (the "ICP") was approved by the Board of Directors of Meritor in August 1997 and by Meritor shareowners in February 1998. On December 7, 2004, the Compensation Committee approved amendments to the ICP, including setting forth objective performance criteria, in order that certain awards made under the ICP could qualify for favorable tax treatment under
Section 162(m). The amendments are not required to be approved by shareowners under the rules of the New York Stock Exchange. However, in order to be effective for purposes of Section 162(m), the amendments must be approved by shareowners and a proposal seeking such approval will be presented to the meeting. If ArvinMeritor's shareowners fail to approve the proposed amendments, the ICP without the proposed amendments will remain in effect.

     The complete text of the ICP, as proposed to be amended, is set forth in Appendix B to this proxy statement, and shareowners are urged to review it together with the following information, which is qualified in its entirety by reference to Appendix B.

SUMMARY OF THE ICP

     The purposes of the ICP are to provide a reward and an incentive to employees in managerial, staff or technical capacities who have contributed in the then-current fiscal year and, in the future, are likely to contribute to the success of the Company and to enhance the Company's ability to attract and retain outstanding employees to serve in such capacities.

     Any person in the salaried employ of the Company during some part of the fiscal year for which awards are made may be eligible for an award under the ICP. Approximately 1,500 employees are currently eligible for awards. Unless also an employee of the Company, no member of the Board of Directors is eligible to participate in the ICP. The Compensation Committee has the power to administer and interpret the ICP, except that the grant committee administers awards intended to qualify under Section 162(m). The total number of shares of Common Stock that may be awarded under the ICP shall not exceed 225,000, subject to adjustment by the Board of Directors in the event of any changes in or affecting the Common Stock.

     Awards Not Intended to Qualify Under Section 162(m)

     Under the existing provisions of the ICP, the Company's chief executive officer will submit to the Compensation Committee, within 35 days after the end of each fiscal year, recommendations concerning awards for that fiscal year. In its discretion, the Compensation Committee will annually, following the close of the immediately preceding fiscal year, determine: (i) the extent to which awards, if any, will be made; (ii) the employees to whom any such awards will be made; (iii) the amount of any such award; and (iv) the form, terms and conditions of such awards. Among other things, the Compensation Committee may determine whether and to what extent awards will be paid in installments and in cash or in shares of Common Stock or partly in cash and partly in shares of Common Stock. Any shares of Common Stock delivered in payment, in whole or in part, of any award may be subject to such restrictions as the Compensation Committee in its discretion deems appropriate.

     Awards Intended to Qualify Under Section 162(m)

     Under the amendments to the ICP for which shareowner approval is being sought at the 2005 Annual Meeting, the grant committee may make awards to employees as performance compensation awards in order that the awards constitute qualified performance-based compensation under Section 162(m). The grant committee will exercise all other responsibilities, powers and authority not reserved to the Board of Directors relating to awards intended to qualify under
Section 162(m). With respect to each such performance compensation award, the grant committee will, on or before the 90th day of the applicable fiscal year, establish, in writing, applicable performance goals and the performance objectives to be used in determining whether and to what extent awards will be deemed to be earned in respect of the fiscal year. The performance goals will be based on one or more of the following objective performance criteria or components thereof selected by the grant committee to measure the performance of the Company, a division or business component (which may but need not be a subsidiary) of the Company or both for a fiscal year: sales; gross margin; operating income; income before or after interest, taxes, depreciation or amortization; net income; basic or diluted earnings per share; return on capital; return on equity; return on assets; cash flow; working capital; stock price; total shareowner return; pretax income before allocation of corporate overhead and bonus; market share; gross profits; and/or reductions in costs.

     A participant will be eligible to receive payment in respect of a performance compensation award only to the extent that the performance goals for that award are achieved. As soon as practicable after the close of each fiscal year, the grant committee will review and determine whether, and to what extent, the performance goals for the fiscal year have been achieved and, if so, determine the amount of the performance compensation award that may be earned by the employee for such fiscal year. The grant committee will then determine the actual amount of the performance compensation award that may be paid to the employee and, in so doing, may in its sole discretion decrease, but not increase, the amount of the award otherwise payable to the employee based upon such performance.

     The grant committee may determine, among other things, whether and to what extent performance compensation awards will be paid in installments and in cash or in shares of Common Stock or partly in cash and partly in shares of Common Stock. Any shares of Common Stock delivered in payment, in whole or in part, of a performance compensation award may, at the grant committee's discretion, be subject to such restrictions as the grant committee deems appropriate. No performance compensation award having an aggregate maximum dollar value in excess of $5,000,000 will be paid to any individual employee in any one fiscal year.

     The designation of an award as a performance compensation award will enable such award to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m). Such awards made under the ICP prior to shareowner approval will qualify as performance-based compensation only to the extent such awards will be forfeited if shareowner approval is not obtained.

     Amendment, Suspension or Termination of ICP

     The Board of Directors has the power, in its discretion, to amend, suspend or terminate the ICP at any time. It does not have the power, however, (i) to take any such action that would adversely affect rights under an award already made, without the consent of the person affected, or (ii) without shareowner approval, to increase the total number of shares of Common Stock subject to the ICP (except as otherwise provided in the ICP).

     Change of Control Benefits

     In order to maintain rights of participants in the ICP in the event of a change of control (as defined in the By-Laws) of the Company, the ICP provides that unless prior to the occurrence of such change the Board of Directors will have determined otherwise by a vote of at least two-thirds of its members, all unpaid installments of awards theretofore made under the ICP will become due and payable and any restrictions on any shares of Common Stock delivered in payment, in whole or in part, of any awards theretofore made under the ICP will lapse. See Proposal to Amend the 1997 Long-Term Incentives Plan -- Change of Control Benefits.

     New Plan Benefits

     Only certain employees of the Company are eligible for awards under the ICP. Non-executive directors are not eligible for awards. Grants under the ICP are made in the discretion of the Compensation Committee or grant committee, as applicable, and the amounts to be awarded in any year are not determinable.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE AMENDMENTS TO THE ICP TO ENABLE CERTAIN AWARDS TO QUALIFY UNDER SECTION 162(m), WHICH IS PRESENTED AS ITEM (4).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The number of stock options outstanding under our equity compensation plans, the weighted average exercise price of outstanding options, and the number of securities remaining available for issuance, as of September 30, 2004, were as follows:

                                     (COLUMN A)              (COLUMN B)                    (COLUMN C)
                                NUMBER OF SECURITIES      WEIGHTED AVERAGE       NUMBER OF SECURITIES REMAINING
                                  TO BE ISSUED UPON       EXERCISE PRICE OF      AVAILABLE FOR FUTURE ISSUANCE
                               EXERCISE OF OUTSTANDING       OUTSTANDING        UNDER EQUITY COMPENSATION PLANS
                                OPTIONS, WARRANTS AND     OPTIONS, WARRANTS    (EXCLUDING SECURITIES REFLECTED IN
PLAN CATEGORY                         RIGHTS(1)              AND RIGHTS                    COLUMN A)
-------------                  -----------------------   -------------------   ----------------------------------
Equity compensation plans
  approved by security
  holders....................         4,787,041                $20.19                      2,659,549
Equity compensation plans not
  approved by security
  holders(2).................         1,096,171                 22.79                         75,495
Total........................         5,883,212(3)              20.67(3)                   2,735,044(4)

---------------

(1) In addition to stock options, shares of Common Stock, restricted shares of Common Stock, deferred awards of Common Stock and restricted share units had been awarded under the Company's equity compensation plans and were outstanding at September 30, 2004.

(2) All of our equity compensation plans except the Employee Stock Benefit Plan were approved by the shareholders of either ArvinMeritor or of Arvin or Meritor prior to the merger of the two companies into ArvinMeritor. The Employee Stock Benefit Plan was adopted by the Arvin board of directors in 1998 and expires in 2008. It is intended to provide compensation arrangements that will attract, retain and reward key non-officer employees and to provide these employees with a proprietary interest in the Company. The Plan provides for the issuance of incentive awards to non-officer employees in the form of stock options, tandem or non-tandem stock appreciation rights, restricted shares of Common Stock, performance shares or performance units. For further information, see the Plan document, which is filed as Exhibit 10-h to the Company's Annual Report on Form 10-K for the fiscal year ended October 3, 2004 (File No. 1-15983).

(3) The table includes options granted under Arvin's 1988 Stock Benefit Plan, 1998 Stock Benefit Plan and Employee Stock Benefit Plan, which we assumed in 2000 in connection with the merger of Arvin and Meritor. A total of 3,118,255 options, with a weighted average exercise price of $28.10, were assumed at the time of the merger.

(4) The following number of shares remained available for issuance under each of our equity compensation plans at September 30, 2004. Grants under these plans may be in the form of any of the listed types of awards:

                                          NUMBER OF
PLAN                                       SHARES                  TYPE OF AWARD
----                                      ---------   ----------------------------------------
1997 Long-Term Incentives Plan..........  2,317,020   Stock options, non-tandem stock
                                                      appreciation rights, performance shares,
                                                      restricted shares, restricted share
                                                      units and common stock
Incentive Compensation Plan.............     94,426   Common stock, restricted shares
2004 Directors Stock Plan...............    241,539   Stock options, common stock, restricted
                                                      shares, restricted share units, stock
                                                      appreciation rights
1998 Stock Benefit Plan.................      6,564   Stock options, restricted shares,
                                                      non-tandem stock appreciation rights,
                                                      performance shares, performance units
Employee Stock Benefit Plan.............     75,495   Stock options, restricted shares,
                                                      non-tandem stock appreciation rights,
                                                      performance shares, performance units

VOTE REQUIRED

     At the 2005 Annual Meeting, the five nominees who receive the greatest number of votes for election as Class II directors, and the nominee who receives the greatest number of votes for election as a Class III director, in each case cast by the holders of ArvinMeritor Common Stock entitled to vote at the meeting, a quorum being present, will become directors at the conclusion of the tabulation of votes. To approve the selection of auditors, the amendments to the 1997 LTIP and the amendments to the ICP, more votes must be cast in favor of the proposal than are cast against it, a quorum being present. The presence, in person or by proxy, of the holders of at least a majority of the shares of ArvinMeritor Common Stock issued and outstanding on the record date set for the meeting is necessary to have a quorum.

     Under Indiana law and our Restated Articles of Incorporation and By-Laws, the aggregate number of votes cast "for" and "against" by all shareowners present in person or represented by proxy at the meeting will be counted for purposes of determining the minimum number of affirmative votes required for approval of the selection of auditors, approval of amendments to the 1997 LTIP and approval of amendments to the ICP, and the total number of votes cast "for" such matter will be counted for purposes of determining whether sufficient affirmative votes have been cast. The shares of a shareowner who abstains from voting on a matter or whose shares are not voted by reason of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy. (A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner on a particular matter and the nominee cannot vote the shares under New York Stock Exchange rules.) Under Indiana law and our Restated Articles of Incorporation and By-Laws, an abstention from voting or a broker non-vote on a matter by a shareowner present in person or represented by proxy at the meeting has no effect in the election of directors, approval of the selection of auditors, approval of the amendments to the 1997 LTIP or approval of the amendments to the ICP (assuming a quorum is present).

OTHER MATTERS

     The Board of Directors does not know of any other matters that may be presented at the meeting. In the event of a vote on any matters other than those referred to in items (1), (2), (3) and (4) of the accompanying Notice of 2005 Annual Meeting of Shareowners, it is intended that properly given proxies will be voted on the additional matters in accordance with the judgment of the person or persons voting such proxies.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of ArvinMeritor equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file.

     Based solely on our review of the copies of such forms we have received and information and representations furnished by our officers and directors, we believe that all our officers, directors and greater than ten percent beneficial owners have filed with the SEC on a timely basis all required forms with respect to transactions in ArvinMeritor securities in fiscal year 2004, with the following exception:

     - In April 2004, Thomas A. Gosnell, Senior Vice President and President, Commercial Vehicle Systems, learned that 506 shares of ArvinMeritor Common Stock, held in a brokerage account for the benefit of his wife, had been sold by the broker, contrary to specific instructions from Mr. Gosnell to transfer the shares in kind to an account at another brokerage firm. Mr. Gosnell was not aware of this transaction until his wife received a transaction statement from the selling broker, and the Form 4 reporting this sale was filed several days late.

ANNUAL REPORTS

     Our Annual Report to Shareowners, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended September 30, 2004, was mailed to shareowners with this proxy statement.

EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies will be borne by ArvinMeritor. In addition to the use of the mails, proxies may be solicited personally, or by telephone, telegraph, telecopy, Internet or other means of communication by our directors, officers and employees without additional compensation. We have engaged Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a base fee of $10,000, plus expenses. We will also reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of resending proxy materials to principals and obtaining their proxies.

SHAREOWNER PROPOSALS FOR 2006 ANNUAL MEETING

     Under the rules and regulations of the SEC, shareowner proposals for the 2006 Annual Meeting of Shareowners must be received on or before September 9, 2005, at the Office of the Secretary at our headquarters, 2135 West Maple Road, Troy, Michigan 48084-7186, in order to be eligible for inclusion in our proxy materials. In addition, our By-Laws require a shareowner desiring to propose any matter for consideration at the 2006 Annual Meeting of Shareowners to notify our Secretary in writing at the above address on or after October 20, 2005 and on or before November 19, 2005.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     We have established procedures for shareowners to communicate directly with the Board of Directors on a confidential basis. If you are a shareowner, you can contact the Board by mail at: ArvinMeritor Board of Directors, 330 East Maple Street, PMB 335, Birmingham, MI 48009. All communications made by this means will be received directly by the Chairman of the Corporate Governance and Nominating Committee and will not be screened or reviewed by any ArvinMeritor personnel.

     If you have concerns involving internal controls, accounting or auditing, you can contact the Audit Committee directly, on a confidential basis, by mail at: ArvinMeritor Audit Committee, 330 East Maple Road, PMB 315, Birmingham, MI 48009, or by e-mail at "audit.committee@arvinmeritor.com." All communications made by these means will be received directly by the Chairman of the Audit Committee and will not be screened or reviewed by any ArvinMeritor personnel.

January 5, 2005

If your ArvinMeritor shares are registered in your name and you plan to attend the Annual Meeting of Shareowners to be held in Troy, Michigan on February 16, 2005, please be sure to request an admittance card by:

     - marking the appropriate box on the proxy card and mailing the card using the enclosed envelope; or

     - indicating your desire to attend the meeting when you grant your proxy via our telephone or Internet voting procedures; or

     - writing to us at the following address:

          ArvinMeritor, Inc.
          2135 West Maple Road
          Troy, Michigan 48084
          Attention: Secretary

If your shares are not registered in your own name and you would like to attend the meeting, please bring evidence of your ArvinMeritor share ownership with you to the meeting. You should be able to obtain evidence of your ArvinMeritor share ownership from the broker, trustee, bank or other nominee who holds your shares on your behalf.

                                                                      APPENDIX A

                               ARVINMERITOR, INC.

                         1997 LONG-TERM INCENTIVES PLAN
                 (AMENDED AND RESTATED AS OF FEBRUARY 16, 2005)

1.  PURPOSE.

     The purpose of the 1997 Long-Term Incentives Plan is to foster creation of and enhance ArvinMeritor, Inc. (ArvinMeritor) shareowner value by linking the compensation of officers and other key employees of the Corporation to increases in the price of ArvinMeritor stock or by offering the incentives of long-term monetary rewards to key employees of ArvinMeritor or its business units directly linked to their contribution to the creation of ArvinMeritor shareowner value, thus providing means by which persons of outstanding abilities can be attracted, motivated and retained.

2.  DEFINITIONS.

     For the purpose of the Plan, the following terms shall have the meanings set forth below:

          (a) ArvinMeritor. ArvinMeritor, Inc. or its predecessor, Meritor Automotive, Inc., as the context requires.

          (b) Assumed Rockwell Options. Options granted under the Rockwell Plan on or after December 9, 1996 to persons who were Employees (as herein defined) on the Distribution Date which (i) by action of the board of directors of Rockwell under Section 11 of the Rockwell Plan have been adjusted as of the Distribution Date to entitle the grantee thereof to purchase Shares; (ii) as so adjusted, have been assigned to ArvinMeritor; and (iii) by action of the Board of Directors have been assumed by ArvinMeritor under Section 5 of this Plan.

          (c)  Board of Directors.  The Board of Directors of ArvinMeritor.

          (d) Committee. The Compensation and Management Development Committee designated by the Board of Directors from among its members who are not eligible to receive a Grant under the Plan.

          (e) Corporation. ArvinMeritor and those of its subsidiary corporations or affiliates designated by the Committee to participate in the Plan.

          (f) Distribution Date. The date of the pro-rata distribution by Rockwell to its shareowners of all the issued and outstanding stock of ArvinMeritor.

          (g) Employees. Officers and other key employees of the Corporation, but not directors who are not also employees of the Corporation.

          (h) Executive Officer. An Employee who is an executive officer of ArvinMeritor as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended, or any successor provision.

          (i) Fair Market Value. The closing price of Shares as reported in the New York Stock Exchange -- Composite Transactions on the date of a determination (or on the next preceding day Shares were traded if not traded on the date of a determination).

          (j) Grant. A grant made pursuant to the Plan by the Grant Committee to an Employee in the form of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares or a grant made pursuant to the Rockwell Plan of Assumed Rockwell Options.

          (k) Grant Committee. The Committee excluding those members of the Committee who are not at the time any Grant is made both "outside directors" as defined for purposes of Section 162(m) and the regulations thereunder and "Non-Employee Directors" as defined in rule 16b-3(b)(3)(i) under the

     Securities Exchange Act of 1934, as amended, for purposes of Section 16 of that Act and the rules thereunder.

          (l) Option. An option to purchase Shares granted to an Employee by the Grant Committee pursuant to Section 5 or 8 of the Plan or an Assumed Rockwell Option.

          (m)  Participant.  Any Employee to whom a Grant is made.

          (n) Performance Cycle. Any period of three or more consecutive fiscal years of ArvinMeritor established for ArvinMeritor or a designated business component under a Performance Plan.

          (o) Performance Measure. Criteria established to serve as a measure of performance of ArvinMeritor or a designated business component during a Performance Cycle under a Performance Plan.

          (p) Performance Objectives. Levels of achievement, related to the Performance Measure, established as goals for a Performance Cycle to be used in determining whether and to what extent grants under a Performance Plan shall be deemed to be earned.

          (q) Performance Plan. A performance plan applicable to ArvinMeritor or one or more business components of the Corporation authorized pursuant to Section 4 of the Plan.

          (r) Performance Shares. Units granted to an Employee by the Grant Committee pursuant to Section 7B of the Plan valued by reference to a designated number of Shares, which value may be paid to an Employee by delivery of Shares (which may be Restricted Shares), cash or any combination thereof, as the Grant Committee shall determine, subject to conditions prescribed by the Grant Committee under Section 7B of the Plan.

          (s) Performance Share Period. The period with respect to a Grant of Performance Shares during which the Performance Shares are subject to forfeiture.

          (t)  Plan.  This 1997 Long-Term Incentives Plan.

          (u)  Restricted Period.  The period (i) not less than three years or
     (ii) until achievement of performance goals specified at the time of Grant by the Grant Committee with respect to a Grant of Restricted Shares during which the Shares are subject to forfeiture if the grantee does not continue as an Employee.

          (v) Restricted Share Units. Units granted to an Employee by the Grant Committee pursuant to Section 7A of the Plan valued by reference to a designated number of Shares, which value may be paid to an Employee by delivery of Shares (which may be Restricted Shares), cash or any combination thereof, as the Grant Committee shall determine, subject to conditions prescribed by the Grant Committee under Section 7A of the Plan.

          (w) Restricted Shares. Shares subject to conditions prescribed by the Committee under Section 7 of the Plan.

        (x) Rockwell. Rockwell Automation, Inc. (formerly known as Rockwell International Corporation).

          (y)  Rockwell Plan.  The 1995 Long-Term Incentives Plan of Rockwell.

          (z) RSU Period. The period with respect to a Grant of Restricted Share Units during which the Restricted Share Units are subject to forfeiture.

          (aa) Section 7C Performance Cycle. The period with respect to an award under Section 7C of the Plan during which the award is subject to forfeiture.

          (bb) Section 7C Performance Plan. A performance plan applicable to ArvinMeritor or one or more business components of the Corporation authorized pursuant to Section 7C of the Plan.

          (cc) Section 162(m). Section 162(m) of the Internal Revenue Code, as amended, or any successor provision.

          (dd)  Shares.  Shares of Common Stock of ArvinMeritor.

          (ee) Stock Appreciation Right. A right granted to an Employee by the Grant Committee pursuant to Section 6 or 8 of the Plan (i) in conjunction with all or any part of any Option, which entitles the Employee, upon exercise of such right, to surrender such Option, or any part thereof, and to receive a payment equal to the excess of the Fair Market Value, on the date of such exercise, of the Shares covered by such Option, or part thereof, over the purchase price of such Shares pursuant to the Option (a Tandem Stock Appreciation Right) or (ii) separate and apart from any Option, which entitles the Employee, upon exercise of such right, to receive a payment measured by the increase in the Fair Market Value of a number of Shares designated by such right from the date of grant of such right to the date on which the Employee exercises such right (a Freestanding Stock Appreciation Right).

          (ff) Supplementary Stock Plan. A supplementary stock plan applicable to Employees subject to the tax laws of one or more countries other than the United States authorized pursuant to Section 8 of the Plan.

3.  PLAN ADMINISTRATION.

     (a) The Grant Committee shall determine the Employees to whom Grants are made, the number of Shares, Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares to be subject to each Grant and the terms of each Grant, as provided by and in accordance with the terms of the Plan.

     (b) The Committee shall exercise all other responsibilities, powers and authority relating to the administration of the Plan not reserved to the Board of Directors.

     (c) The Board of Directors reserves the right, in its sole discretion, to exercise or authorize another committee or person to exercise some of or all the responsibilities, powers and authority vested in the Committee and the Grant Committee under the Plan.

     (d) In making their determinations with respect to Grants under the Plan or grants under any Performance Plan or Section 7C Performance Plan, the Grant Committee and the Committee may consider recommendations of the Chief Executive Officer of ArvinMeritor and shall take into account such factors as the Employee's level of responsibility, performance, performance potential, level and type of compensation and potential value of Grants.

4.  PERFORMANCE PLANS.

     (a) The Committee may authorize Performance Plans applicable to ArvinMeritor or one or more business components of the Corporation on such terms and conditions, not inconsistent with the Plan, and applicable to such Employees or categories of Employees as the Committee shall determine. In connection with its authorization of any Performance Plan, the Committee may authorize ArvinMeritor's Chief Executive Officer to approve the definitive terms and conditions of that Performance Plan, including but not limited to the Employees or categories of Employees to which that Performance Plan shall apply and the committee or person who shall be delegated authority to administer that Performance Plan, except that authorization by the Committee shall be required for participation by any Executive Officer in any Performance Plan. Each Performance Plan shall include provision for: (i) establishment of Performance Cycles of not less than three consecutive fiscal years for ArvinMeritor (if a Performance Plan applicable to it should be authorized), and each designated business component, provided that no Performance Cycle shall begin later than September 30, 2007 and only one Performance Cycle for ArvinMeritor or any designated business component shall begin with any one fiscal year; (ii) establishment of a Performance Measure and Performance Objectives for each Performance Cycle established for ArvinMeritor and each designated business component; and (iii) approval by the Committee of any grants thereunder to any Executive Officer. In addition, a Performance Plan may but need not provide for
(x) grants under such Performance Plan with respect to a Performance

Cycle to be made at any time during the Performance Cycle, provided that any grant made after the first fiscal year of the Performance Cycle shall provide for a pro-rated award; (y) adjustment (up or down) of the Performance Objectives or modification of the Performance Measure (or both) for a Performance Cycle for ArvinMeritor or any designated business component if the Committee (or with the Committee's approval, the committee or person delegated to administer the Performance Plan except insofar as it relates to any Executive Officer) determines that conditions, including but not limited to changes in the economy, changes in laws or government regulations, changes in generally accepted accounting principles, or acquisitions or dispositions determined by the Committee to be material, so warrant; and (z) a Change-of-Control contingency similar to Section 13(f) of the Plan.

     (b) Potential awards granted to participating Employees under Performance Plans shall be expressed as cash amounts (whether in currency or in units having a currency equivalent) and shall be paid in accordance with determinations of the Committee. Payments shall be in cash unless the Committee determines to make payment to one or more named participating Employees in Shares (which may be Restricted Shares) or a combination of cash and Shares. Any payment which is made in cash may be made in a lump sum, in installments or on a deferred basis. Any payment which is made in Shares shall be valued at the Fair Market Value on the last trading day of the week preceding the day of the Committee's determination to make payment in Shares. No award under a Performance Plan shall bear interest except as may be determined by the Committee in respect of payments made in installments or on a deferred basis.

     (c) If and to the extent an award under a Performance Plan for any Performance Cycle becomes payable to a participating Employee whose compensation is subject to the limitation on deductibility under Section 162(m) for the applicable year and the amount of that award when combined with all base, incentive or other compensation of such Employee for the applicable year which constitutes "applicable employee remuneration," as defined for purposes of
Section 162(m), would exceed the limitation of Section 162(m)(1), the amount payable pursuant to the Performance Plan in excess of that limitation, whether payable in cash, Shares or a combination of both, may in the sole discretion of the Grant Committee be deferred until and paid on the first business day of the calendar year following the Corporation's fiscal year in which such Employee's employment by the Corporation terminates. If and to the extent provided for by the Grant Committee, a grantee of Shares, delivery of which is so deferred, shall also receive dividend equivalents in respect of such Shares equal to the amount or value of any cash or other dividends or distributions paid on an equivalent number of Shares during the period from the time of deferral until the time of delivery of such Shares. At the end of the deferral period under this paragraph, any such Shares, and any dividend equivalents and any cash payment deferred pursuant to this paragraph, shall be delivered to the Employee, together with interest on the amount of any such cash dividend equivalents and any such cash payment so delivered computed at the same rate and in the same manner as interest credited from time to time under ArvinMeritor's Deferred Compensation Plan.

5.  OPTIONS.

     As of the Distribution Date, the Assumed Rockwell Options are assumed by ArvinMeritor as Options under this Plan with the terms and conditions specified on the respective dates of grant thereof under the Rockwell Plan as adjusted pursuant to Section 11 of the Rockwell Plan. Thereafter, the Grant Committee may grant from time to time to Employees, Options which may be incentive stock options (as defined in Section 422 of the Internal Revenue Code), nonqualified stock options, or both, to purchase Shares on terms and conditions determined by the Grant Committee, consistent with the provisions of the Plan, including the following:

          (a) The purchase price of the Shares subject to any Option shall not be less than the Fair Market Value on the date the Option is granted.

          (b) Each Option may be exercised in whole or in part from time to time during such period as the Option shall specify; provided, however, that if the Grant Committee does not establish a different exercise schedule at or before the date of grant of an Option, the Option shall become exercisable in three approximately equal installments on each of the first, second and third anniversaries of the date the

     Option is granted; and provided, further, that no Option shall be exercisable prior to one year (except as provided in Section 9(c) or 13(f)) nor after ten years from the date of the grant thereof.

          (c) Each Option may provide for related Stock Appreciation Rights. The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares for which any Employee may be granted incentive stock options which are exercisable for the first time in any calendar year under all plans of the Corporation and any parent or subsidiary of the Corporation shall not exceed $100,000 (or such other amount as may be fixed as the maximum amount permitted by Section 422(d) of the Internal Revenue Code, as amended, or any successor provision). The Grant Committee shall grant incentive stock options only to employees of ArvinMeritor or a corporation which is a subsidiary of ArvinMeritor within the meaning of
     Section 425(f) of the Internal Revenue Code.

          (d) The purchase price of the Shares with respect to which an Option or portion thereof is exercised shall be payable in full in cash or in Shares or in a combination of cash and Shares. The value of any Share delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

6.  STOCK APPRECIATION RIGHTS.

     (a) The Grant Committee may grant Tandem Stock Appreciation Rights to an Employee either at the time of grant of an Option or at any time thereafter during the term of an Option. A Tandem Stock Appreciation Right shall be exercisable only when and to the extent that the related Option is exercisable.

     (b) The Grant Committee may grant from time to time to Employees, Freestanding Stock Appreciation Rights on terms and conditions determined by the Grant Committee, consistent with the provisions of the Plan.

     (c) The payment to which the grantee of a Stock Appreciation Right is entitled upon exercise thereof may be made in Shares valued at Fair Market Value on the date of exercise, or in cash or partly in cash and partly in Shares, as the Grant Committee may determine.

     (d) Upon exercise of a Tandem Stock Appreciation Right and surrender of the related Option or part thereof, such Option, to the extent surrendered, shall not thereafter be exercisable, and the Shares covered by the surrendered Option shall not again be available for Grants pursuant to the Plan, or awards under a Performance Plan.

     (e) Upon exercise of a Freestanding Stock Appreciation Right, any Shares delivered in payment thereof shall not again be available for Grants pursuant to the Plan, or awards under a Performance Plan.

7.  RESTRICTED SHARES.

     The Grant Committee may grant from time to time to Employees, Restricted Shares on terms determined by the Grant Committee, consistent with the provisions of the Plan, including the following:

          (a) The Grant Committee shall specify a Restricted Period and may specify performance or other criteria for each Grant of Restricted Shares, and the Restricted Shares granted shall be forfeited if the grantee does not continue as an Employee throughout the Restricted Period, or if and to the extent the specified performance or other criteria are not met during the Restricted Period, except as otherwise provided in Section 9(a), 9(b) or 13(f) or the applicable award agreement.

          (b) Restricted Shares granted to an Employee shall have all the attributes of outstanding Shares, except that the registered owner shall have no right to direct the transfer thereof. Restricted Shares shall be held in book-entry accounts subject to the direction of ArvinMeritor (or if ArvinMeritor elects, certificates therefor may be issued in the Employee's name but delivered to and held by ArvinMeritor), and, unless the Grant Committee determines otherwise at time of grant, any dividends that may be paid in cash or otherwise on Restricted Shares shall be delivered to and held by ArvinMeritor, so long as the Restricted Shares remain subject to forfeiture. As and to the extent that Restricted Shares are no longer subject to forfeiture, the Employee shall have the right to direct the transfer thereof, the restrictions on the book-entry accounts for those Restricted Shares shall be released, and certificates that may have been issued for those Restricted Shares and any dividends thereon held by ArvinMeritor shall be delivered to the Employee. There shall also be paid to the Employee at such time interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest credited from time to time under ArvinMeritor's Deferred Compensation Plan.

7A.  RESTRICTED SHARE UNITS.

     The Grant Committee may grant from time to time to Employees, Restricted Share Units on terms determined by the Grant Committee, consistent with the provisions of the Plan, including the following:

          (a) The Grant Committee shall specify an RSU Period and may specify performance or other criteria for each Grant of Restricted Share Units, and no payment in respect of Restricted Share Units shall be made if the grantee does not continue as an Employee throughout the RSU Period, or if and to the extent any specified performance or other criteria are not met during the RSU Period, except as otherwise provided in Section 9(a), 9(b) or 13(f) or in an applicable award agreement.

          (b) If and to the extent provided for in the applicable award agreement, a grantee of Restricted Share Units that are no longer subject to forfeiture shall also receive dividend equivalents in respect of such Restricted Share Units equal to the amount or value of any cash or other dividends or distributions paid on an equivalent number of Shares during the period from the time of grant until such Restricted Share Units are no longer subject to forfeiture. There shall also be paid to the grantee of Restricted Share Units at such time interest on the amount of any cash dividends so delivered as and to the extent provided for in the applicable award agreement.

7B.  PERFORMANCE SHARES.

     The Grant Committee may grant from time to time to Employees, Performance Shares on terms determined by the Grant Committee, consistent with the provisions of the Plan, including the following:

          (a) The Grant Committee shall specify a Performance Share Period and may specify performance or other criteria for each Grant of Performance Shares, and no payment in respect of Performance Shares shall be made if the grantee does not continue as an Employee throughout the Performance Share Period, or if and to the extent any specified performance or other criteria are not met during the Performance Share Period, except as otherwise provided in Section 9(a), 9(b) or 13(f) or in an applicable award agreement.

          (b) If and to the extent provided for in the applicable award agreement, a grantee of Performance Shares that are no longer subject to forfeiture shall also receive dividend equivalents in respect of such Performance Shares equal to the amount or value of any cash or other dividends or distributions paid on an equivalent number of Shares during the period from the time of grant until the end of the relevant Performance Share Period. There shall also be paid to the grantee of Performance Shares at such time interest on the amount of any cash dividends so delivered as and to the extent provided for in the applicable award agreement.

7C.  PERFORMANCE COMPENSATION AWARDS.

     (a) The Grant Committee may grant to Employees from time to time Restricted Shares, Restricted Share Units or Performance Shares and make awards under Section 7C Performance Plans on terms consistent with the provisions of this Plan as a "performance compensation" Grant or award in order that such Grant or award constitutes qualified performance-based compensation under
Section 162(m). The Grant Committee shall exercise all other responsibilities, powers and authority not reserved to the Board of Directors relating to Grants and awards made under this Section 7C. With respect to each such performance compensation Grant or award, the Grant Committee shall (on or before the 90th day of the applicable Section 7C Performance Cycle), establish, in writing, a
Section 7C Performance Cycle, applicable performance goals and the performance objectives to be used in determining whether and to what extent Grants and awards shall be deemed to be earned. The performance goals shall be based on one or more of the following objective performance criteria or components thereof selected by the Grant Committee to measure the performance of ArvinMeritor, a division or business component (which may but need not be a subsidiary) of ArvinMeritor or both for a Section 7C Performance Cycle: sales; gross margin; operating income; income before or after interest, taxes, depreciation or amortization; net income; basic or diluted earnings per share; return on capital; return on equity; return on assets; cash flow; working capital; stock price; total shareowner return; pretax income before allocation of corporate overhead and bonus; market share; gross profits; and/or reductions in costs. Such performance goals and performance objectives also may be based solely on ArvinMeritor's performance or the performance of an affiliate, division or business component of ArvinMeritor, or based on the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Each such performance criterion shall be determined in accordance with generally accepted accounting principles, if applicable, as consistently applied by the Corporation and, if so determined by the Grant Committee at the time the Grant or award is made, and to the extent permitted under Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance goals and performance objectives may vary from Section 7C Performance Cycle to Section 7C Performance Cycle and from Employee to Employee and may be established on a stand-alone basis, in tandem or in the alternative. Once established for a Section 7C Performance Cycle, such goals and objectives shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Grant or award to fail to constitute qualified performance-based compensation under Section 162(m).

     (b) A Participant shall be eligible to receive payment in respect of a performance compensation Grant or award only to the extent that the performance goals for that Grant or award are achieved. As soon as practicable after the close of each Section 7C Performance Cycle, the Grant Committee shall review and determine whether, and to what extent, the performance goals for the Section 7C Performance Cycle have been achieved and, if so, determine the amount of the performance compensation Grant or award that may be earned by the Employee for such Section 7C Performance Cycle. The Grant Committee shall then determine the actual amount of the performance compensation Grant or award that may be paid to the Employee and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Grant or award otherwise payable to the Employee based upon such performance. The total number of Restricted Shares, Shares subject to Restricted Share Units and Performance Shares subject to Grants made under this Section 7C to any one Employee in any one fiscal year of ArvinMeritor shall in no event exceed 500,000, as adjusted from time to time as herein provided. No performance compensation award (excluding for this purpose any amounts payable in respect of any Grants of Restricted Shares, Restricted Share Units or Performance Shares) under Section 7C Performance Plans having an aggregate maximum dollar value in excess of $5,000,000 shall be paid to any individual Employee in any one fiscal year of ArvinMeritor.

8.  SUPPLEMENTARY STOCK PLANS.

     (a) The Committee may authorize Supplementary Stock Plans applicable to Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares or any combination thereof to such Employees on terms and conditions, consistent with the Plan, determined by the Committee which may differ from the terms and conditions of Grants pursuant to Sections 5, 6, 7, 7A and 7B of the Plan for the purpose of complying with the conditions for qualification of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares for favorable treatment under foreign tax laws.

     (b) Notwithstanding any other provision hereof, Options granted under any Supplementary Stock Plan shall include provisions that conform with Sections 5 and 6(d); Restricted Shares granted under any Supplementary Stock Plan shall include provisions that conform with Section 7; Restricted Share Units granted under any Supplementary Stock Plan shall include provisions that conform with
Section 7A; and Performance Shares granted under any Supplementary Stock Plan shall include provisions that conform with

Section 7B, and subject to Section 3(c), only the Grant Committee shall have authority to grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares under any Supplementary Stock Plan.

9.  EFFECT OF DEATH OR TERMINATION OF EMPLOYMENT.

     (a) Except as otherwise provided in an applicable award agreement, if a participating Employee's employment by the Corporation terminates prior to the end of a Performance Cycle under a Performance Plan, the Restricted Period applicable to any Grant of Restricted Shares, the RSU Period applicable to any Grant of Restricted Share Units, the Performance Share Period applicable to any Grant of Performance Shares or the end of a Section 7C Performance Cycle under a
Section 7C Performance Plan because of the Employee's (i) death or (ii) retirement under a retirement plan of the Corporation not less than one year after the beginning of that Performance Cycle, the date of that Grant (in the case of any Grant of Restricted Shares or Restricted Share Units), the beginning of that Performance Share Period or the beginning of that Section 7C Performance Cycle (in the case of a Section 7C Performance Plan), the amount of the award under the Performance Plan, the number of Restricted Shares, Restricted Share Units or Performance Shares such Employee shall be deemed to have earned and the amount of the award under the Section 7C Performance Plan shall be the amount or number thereof determined as though such Employee's employment had not terminated prior to the end of the Performance Cycle, Restricted Period, RSU Period, Performance Share Period or Section 7C Performance Cycle.

     (b) Except as otherwise provided in an applicable award agreement, if a participating Employee's employment by the Corporation terminates prior to the end of a Performance Cycle under a Performance Plan, the Restricted Period applicable to any Grant of Restricted Shares, the RSU Period applicable to any Grant of Restricted Share Units, the Performance Share Period applicable to any Grant of Performance Shares or the end of a Section 7C Performance Cycle under a
Section 7C Performance Plan for any reason other than (i) death or (ii) retirement under a retirement plan of the Corporation not less than one year after the beginning of that Performance Cycle, the date of that Grant (in the case of any Grant of Restricted Shares or Restricted Share Units), the beginning of that Performance Share Period or the beginning of that Section 7C Performance Cycle (in the case of a Section 7C Performance Plan), such Employee shall be deemed not to have earned any award for purposes of the Performance Plan, Restricted Shares, Restricted Share Units, Performance Shares or any award under the Section 7C Performance Plan except as and to the extent the Committee or the Grant Committee, as applicable (or with the Committee's approval, the committee or person delegated to administer a Performance Plan except insofar as it relates to any Executive Officer), taking into account the purpose of the Plan and such other factors as in its sole discretion it deems appropriate, may determine, provided that the amount of the award or the number of Restricted Shares, Restricted Share Units and Performance Shares which may be so determined by the Committee to have been earned shall not exceed the amount or number which would have been earned had the provisions of paragraph (a) above been applicable.

     (c) If the employment by the Corporation of a Participant who (or whose permitted transferee) holds an outstanding Grant of Options or Stock Appreciation Rights terminates by reason of the death of the Participant, the Options or Stock Appreciation Rights subject to that Grant and not theretofore exercised may be exercised from and after the date of the death of the Participant for a period of three years (or until the expiration date specified in the Grant if earlier) even if any of them was not exercisable at the date of death.

     (d) If a Participant who (or whose permitted transferee) holds an outstanding Grant of Options or Stock Appreciation Rights retires under a retirement plan of the Corporation, at any time after a portion of the Options or Stock Appreciation Rights subject to a particular Grant has become exercisable, the Options or Stock Appreciation Rights subject to that Grant and not theretofore exercised may be exercised from and after the date upon which they are first exercisable under that Grant for a period of five years from the date of retirement (or until the expiration date specified in the Grant if earlier) even if any of them was not exercisable at the date of retirement.

     (e) If the employment by the Corporation of a Participant who (or whose permitted transferee) holds an outstanding Grant of Options or Stock Appreciation Rights is terminated for any reason other than death or retirement under a retirement plan of the Corporation, the Options or Stock Appreciation Rights subject to that Grant and not theretofore exercised may be exercised only within three months after the termination of such employment (or until the expiration date specified in the Grant if earlier) and only to the extent the grantee thereof (or a permitted transferee) was entitled to exercise the Options or Stock Appreciation Rights at the time of termination of such employment, unless and except to the extent the Committee may otherwise determine; provided, however, that the Committee shall not in any event permit a longer period of exercise than would have been applicable had the provisions of paragraph (d) above been applicable.

10.  SHARES AVAILABLE.

     (a) The total number of Shares which may be delivered in payment and upon exercise of Grants and in payments of awards under Performance Plans or Section 7C Performance Plans shall not exceed 9 million, as adjusted from time to time as herein provided, and the total number of Shares as to which Grants may be made in any one fiscal year of ArvinMeritor beginning after September 30, 1998 shall not exceed 3% of the total number of Shares outstanding (including for this purpose Shares held in Treasury) as of the date of determination. Shares which may be delivered in payment or upon exercise of Grants or in payment of awards under Performance Plans or Section 7C Performance Plans may consist in whole or in part of unissued or reacquired Shares; provided, however, that unless otherwise determined by the Committee, Shares which may be granted as Restricted Shares or in respect of Restricted Share Units or Performance Shares shall consist only of reacquired Shares. Subject to Sections 6(d) and (e), if for any reason (i) Shares as to which an Option has been granted cease to be subject to purchase thereunder or Shares granted as Restricted Shares are forfeited to the Corporation, then such Shares shall again be available under the Plan and (ii) Restricted Share Units or Performance Shares are forfeited to the Corporation, then Shares related thereto shall again be available under the Plan.

     (b) The total number of Shares subject to Options and Stock Appreciation Rights granted to any one Employee in any one fiscal year of ArvinMeritor under all plans of ArvinMeritor and any parent or subsidiary of ArvinMeritor shall in no event exceed 500,000, as adjusted from time to time as herein provided.

     (c) No Option, Freestanding Stock Appreciation Right, Restricted Shares, Restricted Share Units or Performance Shares shall be granted under the Plan or any Supplementary Stock Plan after September 30, 2007, but Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units and Performance Shares granted theretofore may extend beyond that date, and Tandem Stock Appreciation Rights may be granted after that date with respect to Options outstanding on that date.

11.  ADJUSTMENTS.

     If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares (other than a cash dividend), there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board of Directors may deem appropriate under the circumstances. Such amendments, adjustments and actions may include, without limitation, changes in the number of Shares which may be issued or transferred, in the aggregate or to any one Employee, pursuant to the Plan, the number of Shares subject to outstanding Options and Stock Appreciation Rights and the related price per share, and the number of outstanding Restricted Share Units and Performance Shares; provided, however, that no such amendment, adjustment or action may change the limitations prescribed by Section 10(b) or 7C(b) to a number of Shares that is a greater proportion of the total number of Shares outstanding and held in Treasury as of the effective date of that amendment, adjustment or action than the proportion of the number of Shares prescribed by Section 10(b) or 7C(b) to the total number of Shares outstanding and held in Treasury immediately prior thereto.

12.  AMENDMENT AND TERMINATION.

     The Committee shall have the power in its discretion to amend, suspend or terminate the Plan or Grants thereunder at any time except that, subject to the provisions of Section 11, (a) without the consent of the person affected, no such action shall cancel or reduce a Grant theretofore made other than as provided for or contemplated in the agreement evidencing the Grant and (b) without the approval of the shareowners of ArvinMeritor, the Committee may not
(i) change the class of persons eligible to receive incentive stock options,
(ii) increase the number of Shares provided in Section 10(a), 10(b) or 7C(b),
(iii) reduce the Option exercise price of any Option below the Fair Market Value on the date such Option was granted, (iv) decrease the forfeiture period for any Grant below that permitted under the Plan or (v) otherwise amend the Plan or Grants thereunder to the extent that shareowner approval is necessary to comply with applicable requirements of the New York Stock Exchange.

13.  MISCELLANEOUS.

     (a) Except as determined by the Committee or Grant Committee, as applicable, no person shall have any claim to receive a Grant or any payment under a Performance Plan or Section 7C Performance Plan, to receive payment in respect of a Grant or under a Performance Plan or Section 7C Performance Plan in any form other than the Committee or Grant Committee, as applicable, shall approve or, in circumstances where Section 9 is applicable, to be deemed to have earned any award under a Performance Plan or Section 7C Performance Plan or Restricted Shares, Restricted Share Units or Performance Shares or to be entitled to exercise Options or Stock Appreciation Rights for any particular period after termination of employment. There is no obligation for uniformity of treatment of Employees under the Plan or any Performance Plan or Section 7C Performance Plan. No Employee shall have any right as a Participant or a participant under any Performance Plan or Section 7C Performance Plan to continue in the employ of the Corporation for any period of time or to a continuation of any particular rate of compensation, and the Corporation expressly reserves the right to discharge or change the assignment of any Employee at any time.

     (b) No Option, Stock Appreciation Right or right related to Restricted Shares, Restricted Share Units or Performance Shares granted pursuant to the Plan or right to payment of an award under any Performance Plan or Section 7C Performance Plan may be assigned, pledged or transferred except (i) by will or by the laws of descent and distribution; or (ii) in the case of any Grant (other than an Option granted as an incentive stock option) or any right to payment of an award under a Performance Plan or Section 7C Performance Plan, by gift to any member of the Employee's immediate family or to a trust for the benefit of one or more members of the Employee's immediate family, if permitted in the applicable agreement governing that Grant or right to payment; or (iii) as otherwise determined by the Committee. Each Option, Stock Appreciation Right or right related to Restricted Shares, Restricted Share Units or Performance Shares shall be exercisable, and each payment of an award under a Performance Plan or
Section 7C Performance Plan shall be payable, during the lifetime of the Employee to whom granted or awarded only by or to such Employee, and any payment of an award under a Performance Plan or Section 7C Performance Plan made after the death of a participating Employee entitled thereto shall be paid to the legal representative of the estate or to the designated beneficiary of such Employee, unless in any such case, the Grant or right to payment has been transferred in accordance with the provisions of the applicable agreement governing that Grant or right to payment, to a member of the Employee's immediate family or a trust for the benefit of one or more members of the Employee's immediate family, in which case it shall be exercisable or payable only by or to such transferee (or to the legal representative of the estate or to the heirs or legatees of such transferee). For purposes of this provision, an Employee's "immediate family" shall mean the Employee's spouse and natural, adopted or step-children and grandchildren.

     (c) No person shall have the rights or privileges of a shareowner with respect to Shares subject to an Option or deliverable as a payment upon exercise of a Stock Appreciation Right, in respect of any Restricted Share Unit or Performance Share or under a Performance Plan or Section 7C Performance Plan until exercise of the Option or Stock Appreciation Right or delivery as a payment in respect of any Restricted Share Unit or Performance Share or under the Performance Plan or Section 7C Performance Plan.

     (d) No fractional Shares shall be issued or transferred pursuant to the Plan. If the portion of any payment pursuant to the Plan, a Performance Plan or
Section 7C Performance Plan to be made in Shares is not equal to the value of a whole number of Shares, the person entitled thereto shall be paid an amount equal to the Fair Market Value as of the date of exercise of any fractional Share deliverable in respect of exercise of a Stock Appreciation Right and the Fair Market Value as of the date of payment of any fractional Share deliverable in respect of any payment under a Performance Plan or Section 7C Performance Plan.

     (e) The Corporation, the Board of Directors, the Committee, the Grant Committee and the officers of ArvinMeritor shall be fully protected in relying in good faith on the computations and reports made pursuant to or in connection with the Plan by the independent certified public accountants who audit the Corporation's accounts or others (who may include Employees) whose services are used by the Board of Directors, Committee or Grant Committee in its administration of the Plan.

     (f) Notwithstanding any other provision of the Plan, if a Change of Control (as defined in Article 8, Section 8.10(a) of ArvinMeritor's Amended By-Laws) shall occur, then unless prior to the occurrence thereof, the Board of Directors shall have determined otherwise by vote of at least two-thirds of its members, (i) all Performance Cycles (except those under Performance Plans that do not provide for a Change-of-Control contingency) not then complete shall be deemed completed forthwith, the Performance Objectives therefor shall be deemed to have been attained, and each participating Employee shall be deemed to have earned the maximum amount that could have been earned thereunder; (ii) all Options and any Stock Appreciation Rights then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not otherwise then exercisable; (iii) the restrictions on all Restricted Shares granted under the Plan shall forthwith lapse; (iv) all Restricted Share Units and Performance Shares shall be deemed earned and shall no longer be subject to forfeiture; and
(v) all Section 7C Performance Cycles (except those under Section 7C Performance Plans that do not provide for a Change-of-Control contingency) not then complete shall be deemed completed forthwith, the applicable performance goals and the performance objectives therefor shall be deemed to have been attained, and each participating Employee shall be deemed to have earned the maximum amount that could have been earned thereunder.

     (g) The Corporation shall have the right in connection with the delivery of any Shares in payment of a Grant or a payment under a Performance Plan or
Section 7C Performance Plan or upon exercise of an Option to require as a condition of such delivery that the recipient represent that such Shares are being acquired for investment and not with a view to the distribution thereof.

     (h) The Corporation shall have the right in connection with any payment under a Performance Plan or Section 7C Performance Plan, exercise of any Option or Stock Appreciation Right, termination of the Restricted Period for any Restricted Shares, or earning of any Restricted Share Units or Performance Shares, to deduct from any such payment or any other payment by the Corporation, an amount equal to any taxes required by law to be withheld with respect thereto or to require the Employee or other person receiving such payment, effecting such exercise or entitled to Shares and related payments on termination of such Restricted Period or earning of such Restricted Share Units or Performance Shares, as a condition of and prior to such payment or exercise or delivery of Shares, to pay to the Corporation an amount sufficient to provide for any such taxes so required to be withheld.

     (i) Unless otherwise determined by the Committee or provided in an agreement between any Employee and the Corporation, for purposes of the Plan an Employee on authorized leave of absence will be considered as being in the employ of the Corporation.

     (j) The Corporation shall bear all expenses and costs in connection with the operation of the Plan, including costs related to the purchase, issue or transfer of Shares, but excluding taxes imposed on any person receiving a payment or delivery of Shares under the Plan, a Performance Plan or a Section 7C Performance Plan.

14.  INTERPRETATIONS AND DETERMINATIONS.

     The Committee shall have the power from time to time to interpret the Plan, to adopt, amend and rescind rules, regulations and procedures relating to the Plan, to make, amend and rescind determinations under the Plan and to take all other actions that the Committee shall deem necessary or appropriate for the implementation and administration of the Plan. All interpretations, determinations and other actions by the Committee not revoked or modified by the Board of Directors shall be final, conclusive and binding upon all parties.

15.  EFFECTIVE DATE.

     Upon approval by the shareowners of ArvinMeritor, the Plan shall become effective as of September 30, 1997.

                               ARVINMERITOR, INC.

                          INCENTIVE COMPENSATION PLAN
                 (AMENDED AND RESTATED AS OF FEBRUARY 16, 2005)

1.  PURPOSES.

     The purposes of the Incentive Compensation Plan (the "Plan") are to provide a reward and an incentive to employees in managerial, staff or technical capacities who have contributed in the then-current fiscal year and, in the future, are likely to contribute to the success of the Corporation and to enhance the Corporation's ability to attract and retain outstanding employees to serve in such capacities.

2.  DEFINITIONS.

     For the purpose of the Plan, the following terms shall have the meanings shown:

          (a)  ArvinMeritor.  ArvinMeritor, Inc., an Indiana corporation.

          (b)  Board of Directors.  The Board of Directors of ArvinMeritor.

          (c) Committee. The Compensation and Management Development Committee, designated by the Board of Directors, consisting of three or more members of the Board of Directors who are not eligible to participate in the Plan.

          (d) Corporation. ArvinMeritor and such of its subsidiaries and affiliates as may be designated by the Board of Directors.

          (e) Employees. Persons in the salaried employ of the Corporation (including those on authorized leave of absence) during some part of the fiscal year for which an award is made. Unless also an employee of the Corporation, no member of the Board of Directors shall be eligible to participate in the Plan.

          (f) Grant Committee. The Committee excluding those members of the Committee who are not, at the time any award is made under paragraph 4, both "outside directors" as defined for purposes of Section 162(m) and the regulations thereunder and "Non-Employee Directors" as defined in rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended, for purposes of Section 16 of that Act and the rules thereunder.

          (g) Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision.

          (h)  Stock.  Common stock of ArvinMeritor.

3.  AWARDS NOT INTENDED TO QUALIFY UNDER SECTION 162(m).

     (a) The Chief Executive Officer of ArvinMeritor shall submit to the Committee, within 35 days after the end of each fiscal year, recommendations concerning awards under this paragraph 3 for that fiscal year.

     (b) The Committee, in its discretion, shall annually following the close of the immediately preceding fiscal year, determine (i) the extent to which awards, if any, shall be made under this paragraph 3; (ii) the employees to whom any such awards shall be made; (iii) the amount of any such award; and (iv) the form, terms and conditions of such awards. The Committee may determine, among other things, whether and to what extent awards shall be paid in installments and in cash or in Stock or partly in cash and partly in Stock. Any Stock delivered in payment, in whole or in part, of an award may, at the Committee's discretion, be subject to such restrictions as the Committee deems appropriate.

     (c) The Corporation shall promptly notify each person to whom an award has been made and pay the award in accordance with the determinations of the Committee.

     (d) A cash award may be made with respect to an employee who has died. Any such award shall be paid to the legal representative or representatives of the estate of such employee.

4.  AWARDS INTENDED TO QUALIFY UNDER SECTION 162(m).

     (a) In addition to awards that may be made by the Committee under paragraph 3, the Grant Committee may make awards to employees from time to time on terms consistent with the provisions of the Plan as "performance compensation" awards in order that such awards constitute qualified performance-based compensation under Section 162(m). The Grant Committee shall exercise all other responsibilities, powers and authority not reserved to the Board of Directors relating to awards made under this paragraph 4. With respect to each such performance compensation award, the Grant Committee shall, on or before the 90th day of the applicable fiscal year, establish, in writing, applicable performance goals and the performance objectives to be used in determining whether and to what extent awards shall be deemed to be earned in respect of such fiscal year. The performance goals shall be based on one or more of the following objective performance criteria or components thereof selected by the Grant Committee to measure the performance of ArvinMeritor, a division or business component (which may but need not be a subsidiary) of ArvinMeritor or both for a fiscal year: sales; gross margin; operating income; income before or after interest, taxes, depreciation or amortization; net income; basic or diluted earnings per share; return on capital; return on equity; return on assets; cash flow; working capital; stock price; total shareowner return; pretax income before allocation of corporate overhead and bonus; market share; gross profits; and/or reductions in costs. Such performance goals and performance objectives also may be based solely on ArvinMeritor's performance or the performance of an affiliate, division or business component of ArvinMeritor, or based on the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Each such performance criterion shall be determined in accordance with generally accepted accounting principles, if applicable, as consistently applied by the Corporation and, if so determined by the Grant Committee at the time the award is made, and to the extent permitted under Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance goals and performance objectives may vary from fiscal year to fiscal year and from employee to employee and may be established on a stand-alone basis, in tandem or in the alternative. Once established for a fiscal year, such goals and objectives shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the award to fail to constitute qualified performance-based compensation under Section 162(m).

     (b) A participant shall be eligible to receive payment in respect of a performance compensation award only to the extent that the performance goals for that award are achieved. As soon as practicable after the close of each fiscal year, the Grant Committee shall review and determine whether, and to what extent, the performance goals for the fiscal year have been achieved and, if so, determine the amount of the performance compensation award that may be earned by the employee for such fiscal year. The Grant Committee shall then determine the actual amount of the performance compensation award that may be paid to the employee and, in so doing, may in its sole discretion decrease, but not increase, the amount of the award otherwise payable to the employee based upon such performance.

     (c) The Grant Committee may determine, among other things, whether and to what extent performance compensation awards shall be paid in installments and in cash or in Stock or partly in cash and partly in Stock. Any Stock delivered in payment, in whole or in part, of a performance compensation award may, at the Grant Committee's discretion, be subject to such restrictions as the Grant Committee deems appropriate. No performance compensation award having an aggregate maximum dollar value in excess of $5,000,000 shall be paid to any individual employee in any one fiscal year of ArvinMeritor.

5.  AWARDS IN STOCK.

     (a) ArvinMeritor shall make available, as required, Stock to meet the needs of the Plan. The total number of shares of Stock which may be awarded under the Plan shall not exceed 225,000, except as provided in paragraph (b) below. Such shares may consist in whole or in part of unissued or reacquired shares. Stock subject to an award which lapses or is forfeited, for any reason, shall be available for further awards under the Plan.

     (b) If any change shall occur in or affect Stock subject to or awarded under the Plan on account of a merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to common shareowners (other than a cash dividend), the Board of Directors may make such adjustments in the total number of shares subject to or awarded under the Plan as may be reasonably appropriate in the circumstances.

6.  FINALITY OF DETERMINATIONS.

     The Committee or Grant Committee, as applicable, shall have the power to administer and interpret the Plan. All determinations, interpretations and actions of the Committee or Grant Committee, as applicable, and all actions of the Board of Directors under or in connection with the Plan shall be final, conclusive and binding upon all concerned.

7.  AMENDMENT OF THE PLAN.

     The Board of Directors shall have the power, in its sole discretion, to amend, suspend or terminate the Plan at any time, except that:

     (a) No such action shall adversely affect rights under an award already made, without the consent of the person affected; and

     (b) Without approval of the shareowners of ArvinMeritor, the Board of Directors shall not increase the total number of shares of Stock subject to the Plan (except as provided in paragraph 5(b)).

8.  MISCELLANEOUS.

     (a) A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of a quorum at a meeting, or by a writing or writings signed by a majority of the members of the Committee.

     (b) Notwithstanding any other provision of the Plan, if a Change of Control (as defined in Article 8, Section 8.10(a) of ArvinMeritor's By-Laws) shall occur, then, unless prior to the occurrence thereof the Board of Directors shall determine otherwise by vote of at least two-thirds of its members, (i) all unpaid installments of any awards made under the Plan prior to such Change of Control shall forthwith become due and payable and (ii) any restrictions on any Stock delivered in payment, in whole or in part, of any awards made under the Plan prior to such Change of Control shall forthwith lapse.

     (c) The Corporation shall bear all expenses and costs in connection with the operation of the Plan.

[ARVINMERITOR LOGO]

ARVINMERITOR, INC.
2135 W. MAPLE ROAD
TROY, MI 48084



                             YOUR VOTE IS IMPORTANT
                           VOTE BY INTERNET/TELEPHONE
                          24 HOURS A DAY, 7 DAYS A WEEK

INTERNET - HTTPS://WWW.PROXYVOTE.COM/ARM

-     Go to the website address listed above.

-     HAVE YOUR PROXY CARD READY.

-     Follow the simple instructions that appear on your computer screen.

TELEPHONE - 1-800-690-6903

-     Use any touch-tone telephone.

-     HAVE YOUR PROXY CARD READY.

-     Follow the simple recorded instructions.

MAIL

-     Mark, sign and date your proxy card.

-     Detach your proxy card.

-     Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned the proxy card. IF YOU HAVE SUBMITTED YOUR PROXY BY TELEPHONE OR THE INTERNET, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                     ARVIN1
                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARVINMERITOR, INC.

THE BOARD OF DIRECTORS RECOMMENDS
VOTES FOR (1), (2), (3) AND (4).


1. The election of directors:                    FOR   WITHHOLD  FOR ALL        To withhold authority to vote, mark "For All Except"
                                                 ALL      ALL    EXCEPT         and write the nominee's number on the line below.


   Nominees for a term expiring in  2008:
              01 - Joseph P. Flannery
              02 - William D. George, Jr.
              03 - Charles H. Harff
              04 - Steven G. Rothmeier            0        0        0           ----------------------------------------------------
              05 - Andrew J. Schindler
   Nominee for a term expiring in 2006:
              06 - Richard W. Hanselman


VOTE ON PROPOSALS                                FOR    AGAINST   ABSTAIN

2. The selection of auditors                      0        0         0

3. Approval of amendments to the 1997
   Long-Term Incentives Plan                      0        0         0

4. Approval of amendments to the Incentive
   Compensation Plan                              0        0         0

For address changes, please check this box and write them on
the back where indicated                                                       0

Please indicate if you plan to attend this meeting                     0      0


                                                                      YES     NO

NOTE: Please sign, date and return the proxy card promptly using the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, please give your title. When shares are in the name of more than one person, each should sign the proxy.


--------------------------------------          -----------
Signature [PLEASE SIGN WITHIN BOX]              Date


--------------------------------------          -----------
Signature (Joint Owners)                        Date

                               ARVINMERITOR, INC.

            PROXY CARD SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        DIRECTION CARD TO T. ROWE PRICE TRUST COMPANY, DIRECTED TRUSTEE,
                     AND/OR WELLS FARGO BANK, N.A., TRUSTEE

The undersigned hereby appoints William D. George, Jr., Charles H. Harff, and Charles G. McClure, Jr., jointly and severally, proxies, with full power of substitution, to vote shares of common stock of the Company owned of record by the undersigned and which the undersigned is entitled to vote, at the Annual Meeting of Shareowners to be held at ArvinMeritor's World Headquarters, 2135 West Maple Road, Troy, Michigan 48084, on February 16, 2005, or any adjournment thereof, as specified on the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

The undersigned also provides directions to T. Rowe Price Trust Company, Directed Trustee, to vote shares of common stock of the Company allocated, respectively, to accounts of the undersigned under the ArvinMeritor, Inc. Savings Plan and the ArvinMeritor, Inc. Employees Savings Plan, and provides directions to Wells Fargo Bank, N.A., Trustee, to vote shares of common stock of the Company allocated to accounts of the undersigned under the various Rockwell Automation, Inc. Savings Plans (Rockwell Automation Retirement Savings Plan for Salaried Employees, Rockwell Automation Retirement Savings Plan for Hourly Employees, Rockwell Automation Savings and Investment Plan for Represented Hourly Employees, Rockwell Automation Retirement Savings Plan for Represented Hourly Employees, and Rockwell Automation Retirement Savings Plan for Certain Employees), and which are entitled to be voted, at the aforesaid Annual Meeting or any adjournment thereof, as specified on the reverse side of this card.

The undersigned also provides directions to Wells Fargo Bank, N.A., Trustee, to vote all such shares allocated to Rockwell Automation Savings Plan accounts of the undersigned as it deems proper on such other matters as may properly come before the meeting.

WHERE A VOTE IS NOT SPECIFIED:

- THE PROXIES WILL VOTE ALL SUCH SHARES OWNED OF RECORD FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS (2), (3) AND (4) AND WILL VOTE AS THEY DEEM PROPER ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING;

- WELLS FARGO, AS TRUSTEE, WILL VOTE ALL SUCH SHARES ALLOCATED TO THE ROCKWELL AUTOMATION SAVINGS PLAN ACCOUNTS OF THE UNDERSIGNED AS IT DEEMS PROPER ON PROPOSALS (1), (2), (3) AND (4) AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING; AND

- T. ROWE PRICE, AS DIRECTED TRUSTEE, WILL VOTE ALL SUCH SHARES ALLOCATED TO THE ARVINMERITOR SAVINGS PLAN AND EMPLOYEE SAVINGS PLAN ACCOUNTS OF THE UNDERSIGNED ON PROPOSALS (1), (2), (3) AND (4) IN THE SAME MANNER AND PROPORTION AS SHARES FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.

     Detach proxy card here if you are not voting by telephone or internet
--------------------------------------------------------------------------------


           TO PARTICIPANTS IN THE ROCKWELL AUTOMATION SAVINGS PLANS:

Please vote in accordance with the instructions on the reverse side of this card by February 10, 2005. If you do not properly vote by that date, Wells Fargo Bank, N.A., as Trustee for the Rockwell Automation Savings Plans, will vote the shares allocated to your Savings Plan accounts as it deems proper.






 MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE




ADDRESS CHANGES:
                 ---------------------------------------------------------------

--------------------------------------------------------------------------------


              (If you noted any address changes above, please mark
                       corresponding box on other side.)